UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Universal Electronics Inc.
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[•], 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Universal Electronics Inc., to be held at our corporate office, 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254, on [•], 2026 at [a/p].m. local time in Scottsdale, Arizona.

The following Notice of Annual Meeting of Stockholders and Proxy Statement includes information about the matters to be acted upon by stockholders at the Annual Meeting. We hope that you will exercise your right to vote, either by attending the Annual Meeting and voting in person or by voting through other acceptable means as promptly as possible. You may vote through the Internet, by telephone or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee).

Important Notice Regarding the Availability of Proxy Materials

for the 2026 Annual Meeting of Stockholders

We are mailing many of our stockholders a Notice Regarding the Availability of Proxy Materials rather than a full set of our proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on how to obtain a paper copy of the full set of proxy materials if a stockholder so desires. This process is more environmentally friendly and reduces our costs to print and distribute these materials to stockholders. All stockholders who do not receive the Notice Regarding the Availability of Proxy Materials will receive a full set of our proxy materials.

On behalf of the Board of Directors and management of Universal Electronics Inc., we thank you for all of your support.

Sincerely yours,

Richard K. Carnifax

Interim Chief Executive Officer and Chief Operating Officer

UNIVERSAL ELECTRONICS INC.

Corporate Headquarters

15147 N. Scottsdale Road, Suite H300

Scottsdale, Arizona 85254

Notice of Annual Meeting of Stockholders

to be Held on [•], 2026

The 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Universal Electronics Inc., a Delaware corporation (“Universal,” “UEI,” the “Company,” “we,” “us” or “our”), will be held at our corporate office, 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254, on [•], 2026 at [a/p].m., local time in Scottsdale, Arizona.

The meeting will be conducted for the following purposes:

Proposal One:	To elect each of Michael D. Burger, Satjiv S. Chahil, Sue Ann R. Hamilton, John Mutch and Eric B. Singer as Class II directors to serve on the Company’s Board of Directors (the “Board”) until the annual meeting of stockholders to be held in 2028 or until their respective successors are elected and qualified;

Proposal Two:	To adopt and approve an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to declassify the Board;

Proposal Three:	To adopt and approve the amendment and restatement of the Amended and Restated 2018 Equity and Incentive Compensation Plan (a) to increase the number of shares of common stock available for issuance thereunder by 375,000 shares, (b) to extend the term thereof, and (c) to incorporate other amendments thereto consistent with current compensation and governance best practices;

Proposal Four:	To approve, on a non-binding advisory basis, the compensation of our named executive officers;

Proposal Five:	To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our auditors for the year ending December 31, 2026; and

To consider and act upon such other matters as may properly come before the 2026 Annual Meeting or any and all postponements or adjournments thereof.

All holders of record of shares of our common stock (Nasdaq: UEIC) at the close of business on [•], 2026 (the “Record Date”) are entitled to vote at the 2026 Annual Meeting and at any postponements or adjournments thereof. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet at www.proxypush.com/UEIC. It is convenient and may save us postage and processing costs. In addition, when you vote via the Internet, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you do not vote via the Internet, please vote by telephone or by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope. Voting early will help avoid additional solicitation costs and will not prevent you from attending the 2026 Annual Meeting or changing your vote.

IF YOU PLAN TO ATTEND THE MEETING:

Registration and seating will begin at [•] [a/p].m. (local time in Scottsdale, Arizona) on the day of the 2026 Annual Meeting. Each stockholder will need to present evidence of stock ownership and will need to bring valid picture identification, such as a driver’s license or passport, for admission to the meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], [•], 2026.

This Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2025 are available online at www.proxydocs.com/UEIC and through the “Investor Relations” section of our website, www.uei.com.

By Order of the Board of Directors,

Ryan Hochgesang
VP, General Counsel and Corporate Secretary

[•], 2026

Scottsdale, Arizona

UNIVERSAL ELECTRONICS INC.

15147 N. Scottsdale Road, Suite H300

Scottsdale, Arizona 85254

PROXY OVERVIEW

This Proxy Statement contains information concerning our Annual Meeting of Stockholders (the “2026 Annual Meeting”) to be held at our corporate office, 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254, on [•], 2026, at [a/p].m. local time in Scottsdale, Arizona, and at any adjournments or postponements thereof. Holders of the Company’s common stock at the close of business on [•], 2026 (the “Record Date”) may vote their shares at the 2026 Annual Meeting. Each share owned on the record date is entitled to one vote. At the close of business on the Record Date, [•] shares of common stock were outstanding.

Your proxy for the meeting is being solicited by our Board of Directors (the “Board”). This Proxy Statement and our Annual Report on Form 10-K are being mailed to stockholders beginning on or about [•], 2026.

At the 2026 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting provided with this Proxy Statement, including the following:

Proposal		Board Recommendation

Proposal 1	Election of Class II Directors	FOR EACH OF THE NOMINEES

Proposal 2	Adoption and approval of an amendment to the Certificate of Incorporation to declassify the Board	FOR

Proposal 3	Adoption and approval of the amendment and restatement of the Amended and Restated 2018 Equity and Incentive Compensation Plan	FOR

Proposal 4	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	FOR

Proposal 5	Ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2026	FOR

In addition, management will respond to questions from stockholders, if any. We are not aware of any other matters that will be brought before the 2026 Annual Meeting for action.

Corporate Governance Highlights

The Board and management have recognized for many years the need for sound corporate governance practices in fulfilling their duties and responsibilities to our stockholders. Included below are certain corporate governance highlights as of the date of this Proxy Statement, including policies we have implemented and other notable governance achievements.

Independent Directors	7 of 7	Anti-pledging Policy	Yes

Appointed an Independent Chair of the Board	Yes	Fully Independent Board Committees	Yes

Independent Directors Meet Without Management	Yes	Director Attendance (Board and Committees)	>75%

Board Meetings Held in 2025	14	Code of Conduct for Directors, Officers and Employees	Yes

Stock Ownership Guidelines for Directors	Yes	Risk Management Review	Yes

Executive Sessions of Independent Directors	Yes	Separation of CEO and Chairman of the Board	Yes

Director Nominees and Board Summary

You are being asked to vote on the election of the following director nominees. Summary biographical information and the committee memberships and leaderships of the director nominees are set forth below. Ages referenced below are as of the Record Date. See “Proposal 1 – Election of Directors” for additional information about the director nominees.

Director nominees:

Name	Age	Independent	Audit Committee	Compensation Committee	Corporate Governance, Sustainability and Nominating Committee	Operational Review Committee	Other Public Company Boards
Michael D. Burger (1)	67	☑
Satjiv S. Chahil	75	☑
Sue Ann R. Hamilton (2)	65	☑					1
John Mutch(3)	69	☑					2
Eric B. Singer (4)	52	☑					3

 Chair   Member

(1)

Mr. Burger was appointed to the Board and as a member of the Operational Review Committee, in each case effective May 2, 2025. Mr. Burger was appointed as a member of the Audit Committee effective July 14, 2025.

(2)

Ms. Hamilton served as Chair of the Compensation Committee until February 16, 2026, on which date she was appointed as a member of the Compensation Committee. Ms. Hamilton served as a member of the Corporate Governance, Sustainability and Nominating Committee until February 16, 2026, on which date she was appointed as Chair of the Corporate Governance, Sustainability and Nominating Committee.

(3)

Mr. Mutch was appointed to the Board effective April 15, 2025. Mr. Mutch was appointed as a member of the Operational Review Committee effective May 1, 2025. Mr. Mutch was appointed as a member of the Audit Committee effective July 14, 2025 and as Chair of the Audit Committee effective August 11, 2025.

(4)

Mr. Singer was appointed as Chairman of the Board, Chair of the Corporate Governance, Sustainability and Nominating Committee and a member of the Operational Review Committee, in each case effective May 1, 2025. Mr. Singer served as a member of the Compensation Committee until February 16, 2026, on which date he was appointed as Chair of the Compensation Committee. Mr. Singer served as Chair of the Corporate Governance, Sustainability and Nominating Committee until February 16, 2026, on which date he was appointed as a member of the Corporate Governance, Sustainability and Nominating Committee.

ABOUT THE MEETING AND VOTING

How do I vote?

Most stockholders have a choice of voting on the Internet, by telephone, by mail, or in person at the 2026 Annual Meeting.

Voting on the Internet or by Telephone. If you are a registered holder of our common stock, detailed instructions for Internet and telephone voting are attached to your proxy card. Your Internet or telephone vote authorizes the proxy holders to vote your shares in the same manner as if you signed and returned your proxy card by mail. If you are a registered holder of our common stock and you vote on the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on [•], 2026.

If you hold shares of our common stock in “street name,” you may be able to vote on the Internet or by telephone as permitted by your broker, bank or other nominee. Please follow any procedures provided to you by your broker, bank or other nominee.

Voting by Mail. If you are a registered holder of our common stock (i.e., your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A.), you may vote by signing, dating and returning your proxy card in the enclosed prepaid envelope. The proxy holders will vote your shares in accordance with your directions. If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote your shares “FOR” each of the nominees named in Proposal 1 and “FOR” each of Proposals 2, 3, 4 and 5. In addition, the proxy holders will vote your shares according to their discretion on any other proposals and other matters that may be brought before the 2026 Annual Meeting.

If you hold shares of our common stock in “street name” (i.e., your shares are held in a brokerage account or by a bank or other nominee, and registered with our transfer agent in the name of your broker, bank or other nominee), you should complete, sign and date the voting instruction card, or follow any alternative procedures, provided to you by your broker, bank or other nominee.

Voting in Person. All stockholders may vote in person at the 2026 Annual Meeting. Registered holders of our common stock may also be represented by another person present at the 2026 Annual Meeting by signing a proxy designating such person to act on their behalf.

If you hold shares of our common stock in “street name,” you may vote in person at the 2026 Annual Meeting only if you have obtained a signed proxy from your broker, bank or other nominee authorizing you to vote your shares.

Participants in Retirement, Savings or other Similar Plan. If you participate in a retirement, savings or other similar plan in which you own shares of our common stock, the plan’s independent trustee will vote all plan shares in proportion to all of the instructions your trustee receives with respect to the plan shares. Please follow any procedures provided to you by your trustee in order to vote your plan shares. You are not able to vote plan shares in person at the 2026 Annual Meeting.

What happens if I hold shares in “street name” and I do not give voting instructions?

If you hold shares in “street name” and do not provide your broker, bank or other nominee with specific voting instructions your broker may generally vote on routine matters but cannot vote on non-routine matters. Proposals 1, 2, 3 and 4 are each considered non-routine matters. Therefore, if you do not instruct your broker how to vote on any of Proposals 1, 2, 3 or 4, your broker does not have authority and will not vote your shares on such proposals. This is generally referred to as a “broker non-vote.” Proposal 5 is considered a routine matter and, therefore, no broker non-votes are expected for that proposal. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Who tabulates the vote?

Representatives of BetaNXT, Inc. will tabulate the votes for the 2026 Annual Meeting.

What constitutes a quorum for the annual meeting?

A “quorum” of stockholders is necessary for us to hold a valid annual meeting. For a quorum, there must be a majority of the outstanding shares entitled to vote present in person or represented by proxy, or by use of communications equipment. Abstentions, withhold votes and broker non-votes are counted for the purpose of determining the presence of a quorum.

What vote is required to approve each proposal?

Election of Directors (Proposal 1). To be elected as a director, a nominee must receive the affirmative vote of a plurality of the shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon. Under the plurality voting standard, the five nominees receiving the most “FOR” votes will be elected. Broker non-votes and withholding authority to vote your shares with respect to one or more director nominees will have no effect on this proposal. You may vote “FOR” or “WITHHOLD” on each of the director nominees.

Adoption and Approval of an Amendment to the Certificate of Incorporation to Declassify the Company’s Board of Directors (Proposal 2). The adoption of an amendment to the Certificate of Incorporation to declassify the Board requires the affirmative vote of the majority of the outstanding shares entitled to vote thereon. Abstentions and broker non-votes with respect to this proposal will have the effect of a vote against this proposal. You may vote “FOR,” “AGAINST” OR “ABSTAIN” on this proposal.

Adoption and Approval of the Amended and Restated 2018 Equity and Incentive Compensation Plan (Proposal 3). The adoption and approval of the amendment and restatement of our Amended and Restated 2018 Equity and Incentive Compensation Plan requires the affirmative vote of the majority of the shares present or represented by proxy at the 2026 Annual Meeting and entitled to vote on this proposal. Abstentions with respect to this proposal will have the effect of a vote against this proposal. Broker non-votes are not considered entitled to vote and, as a result, broker non-votes will have no effect on this proposal. You may vote “FOR,” “AGAINST” OR “ABSTAIN” on this proposal.

Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers (Proposal 4). The approval, on a non-binding advisory basis, of the compensation of our named executive officers is advisory and is not binding on the Company or the Board. However, the Compensation Committee will consider the affirmative vote of a majority of the shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon. Abstentions with respect to this proposal will have the effect of a vote against this proposal. Broker non-votes are not considered entitled to vote and, as a result, broker non-votes will have no effect on this proposal. You may vote “FOR,” “AGAINST” OR “ABSTAIN” on this proposal.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 5). The ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our auditors for the year ending December 31, 2026 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon. Abstentions with respect to this proposal will have the effect of votes against. Because this proposal is considered a “routine” matter, there will be no broker non-votes with respect to this matter. You may vote “FOR,” “AGAINST” OR “ABSTAIN” on this proposal.

Can I revoke or change my vote after I submit my proxy?

If you are a registered holder of our common stock, you may revoke or change your vote at any time before the proxy card is voted, by sending either a written notice of revocation or a duly executed proxy bearing a later date to our transfer agent. If you attend the 2026 Annual Meeting in person, you may ask the inspector of elections to suspend your proxy holder’s power to vote, and you may submit another proxy or vote by ballot. Your attendance at the meeting will not by itself revoke a previously granted proxy. Any written notice revoking a proxy should be sent to our Secretary, Universal Electronics Inc., 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254 and must be received no later than the close of business on [•], 2026. If your shares are held in “street name” or you are a member of a retirement, savings or other similar plan, please check your voting instruction card or contact your broker, bank or other nominee to determine whether you will be able to revoke or change your vote.

How can I attend the annual meeting?

You are entitled to attend the 2026 Annual Meeting only if you were a stockholder at the close of business on [•], 2026, the Record Date. If shares of our common stock are registered in your name, we will ask you to present evidence of stock ownership and valid photo identification, such as a valid driver’s license or passport, to enter the 2026 Annual Meeting. If you hold your stock in “street name,” we will ask you to provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement showing ownership on [•], 2026, a copy of the voting instruction card provided by your broker, bank or other nominee, or similar evidence of ownership.

Who pays the costs of this proxy solicitation?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional materials furnished to stockholders.

Copies of proxy solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Our officers and other employees may also solicit the return of proxies. Proxies may be solicited by personal contact, mail, telephone and electronic means.

What is “householding” of proxy materials, and can it save the Company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for holders of common stock registered in their names, a number of brokerage firms have instituted householding for shares held in “street name,” delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you are receiving multiple copies of the annual report and proxy statement and wish to receive only one, please notify your broker.

Is this Proxy Statement and the Annual Report on Form 10-K available on the Internet?

Yes. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 are available online at www.proxydocs.com/UEIC and through the “Investor Relations” section of our website, www.uei.com.

Proposal 1—Election of Directors

Pursuant to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) the Board is currently divided into two classes, designated as Class I and Class II. Class I consists only of directors who are also employees of the Company and serve for one-year terms. Class II consists only of directors who are not employees of the Company and serve for two-year terms. There are currently no Class I directors on the Board. Five Class II directors will be elected at the 2026 Annual Meeting to serve for two-year terms.

At the 2026 Annual Meeting, we are asking our stockholders to approve an amendment to our Certificate of Incorporation to declassify the Board. See “Proposal 2—Approval and Adoption of an Amendment to the Certificate of Incorporation to Declassify the Company’s Board of Directors.” If the proposed amendment to the Certificate of Incorporation is approved, then starting with the 2027 annual meeting of stockholders, all directors will be elected annually.

The following table sets forth certain information regarding each of the director nominees Ages listed are as of the Record Date. There are no family relationships among any of our directors or executive officers.

Nominees for Election at the 2026 Annual Meeting

Director Background

Michael D. Burger Audit Committee Operational Review Committee Director since May 2025 Age: 67	Mr. Burger previously served as the Chief Executive Officer and director of FARO Technologies, Inc. (Nasdaq: FARO), a leading supplier of 3-dimensional mapping equipment and solutions from June 2019 to July 2023. Prior to that, Mr. Burger served as President and Chief Executive Officer and as a member of the board of directors of Electro Scientific Industries, Inc. (previously Nasdaq: ESIO), a leading supplier of laser-based manufacturing solutions for the micro-technology industry from October 2016 to February 2019. Before that, Mr. Burger served as President and Chief Executive Officer and as a member of the board of directors of Cascade Microtech, Inc. (previously Nasdaq: CSCD, which is now part of FormFactor, Inc.), a manufacturer of semiconductor probe card and prober systems, from July 2010 to June 2016. From April 2007 to February 2010, Mr. Burger served as President and Chief Executive Officer and as a member of the board of directors of Merix Corporation (previously Nasdaq: MERX), a printed circuit board manufacturer. Mr. Burger also served as a member of the board of directors of ViaSystems Group, Inc. from February 2010, after it acquired Merix, until May 2015.

Mr. Burger earned a Bachelor of Science from New Mexico State University and attended the International Executive Management Program at Stanford University.

Mr. Burger’s experience as a public company executive and director, together with his background in technology and electronics manufacturing, enables him to provide valuable strategic, operational and governance insight to our board.

Satjiv S. Chahil Compensation Committee Corporate Governance, Sustainability and Nominating Committee Product Strategy and Innovations Committee	Mr. Chahil is a Silicon Valley-based global marketing and innovations advisor, and social entrepreneur since 2011. Prior to 2011, Mr. Chahil served as Senior Vice President, Worldwide Marketing at Apple Inc. (Nasdaq: AAPL), a consumer electronics and software solution services company, Chief Marketing Officer at Palm, Inc, a provider of handheld computing and communications solutions, and Senior Vice President, Global Marketing at Hewlett-Packard’s Personal Systems Group. In his earlier career he held professional management positions at IBM and Xerox. Additionally, he has served as a Senior Advisor to several global high-tech companies, including Blackberry Ltd (NYSE: BB), BMW Group, Sony Electronics, SWAROVSKI, Beats Electronics and Starkey Hearing Technologies. He also serves as a Board member of the ASU Foundation, a Founders Circle member of the American India Foundation and as Chairman of the Chahil Foundation.

Director since August 2002 Age: 75

Mr. Chahil earned a Bachelor of Commerce degree from Punjab University in Chandigarh, India and a Master of International Management degree from the Thunderbird School of Global Management at Arizona State University.

Mr. Chahil provides the Board with proven leadership and business experience in the areas of digital convergence, new media and global marketing gained from serving in various executive management positions with multinational information technology, computing and wireless control companies and the extensive management and corporate governance experience gained from those roles.

Sue Ann R. Hamilton Corporate Governance, Sustainability and Nominating Committee (Chair) Compensation Committee Director since November 2019 Age: 65

Ms. Hamilton is the Founder and Principal of Hamilton Media LLC, which advises and represents major, emerging media and technology companies, since 2007. In this role, Ms. Hamilton has served as Executive Vice President—Distribution and Business Development for AXS TV LLC, a partnership between founder Mark Cuban, AEG, Ryan Seacrest Media, Creative Artists Agency and CBS. Prior to launching Hamilton Media, she served as Executive Vice President of Programming for Charter Communications, Inc. (Nasdaq: CHTR), a cable and internet provider, from 2003 until 2007. Before her work at Charter, she held numerous management positions at AT&T Broadband LLC and its predecessor, Tele-Communications, Inc., between 1993 and 2002. Early in her career, Ms. Hamilton was a partner at Chicago-based law firm Kirkland & Ellis LLP, specializing in complex commercial transactions. Ms. Hamilton has also served as a member of the board of directors of Liberty Broadband Corporation (Nasdaq: LBRDA) since December 2020. She previously served as a member of the board of directors of GCI Liberty, Inc. (Nasdaq: GLIBA), which merged into Liberty Broadband Corporation in December 2020, and of FTD Companies, Inc. As representative of Mark Cuban Companies/Radical Ventures, she has been a board observer since 2012 for Philo, Inc., a privately held technology company.

Ms. Hamilton earned a Bachelor of Arts degree from Carleton College and a Juris Doctorate from Stanford Law School.

Ms. Hamilton’s background as an executive in and advisor to the cable television industry for over 31 years enable her to contribute extensive knowledge and strategic insight in technology, media and telecommunications to the Board. In addition, her financial and legal experience strengthen the Board’s collective qualifications, skills and attributes. Her experience gained from membership on the boards of public and privately-held companies gives the company the benefit of observed best practices in corporate governance.

John Mutch Audit Committee (Chair) Operational Review Committee Director since April 2025 Age: 69

Mr. Mutch is the Founder and Managing Partner of MV Advisors LLC, a strategic block investment firm that provides focused investment and strategic guidance to small and mid-cap technology companies, since December 2005. From December 2008 to January 2014, he served as Chief Executive Officer and Chairman of the board of directors of Beyondtrust Software, a privately held security software company. Prior to this, Mr. Mutch served as President, Chief Executive Officer and a member of the board of directors of HNC Software, an enterprise analytics software provider. Before HNC Software, Mr. Mutch spent seven years at Microsoft Corporation in a variety of executive sales and marketing positions. Mr. Mutch currently serves as Chair of the board of directors of Aviat Networks, Inc. (Nasdaq: AVNW), a provider of wireless networking and access solutions, and has served on Aviat’s board since January 2015. He has also served as a member of the board of directors of Agilysys, Inc. (Nasdaq: AGYS), a provider of information technology solutions, since December 2009. From April 2017 to May 2019, Mr. Mutch served as a director at Maxwell Technologies, Inc., a manufacturer of energy storage and power delivery solutions for automotive, heavy transportation, renewable energy, backup power, wireless communications and industrial and consumer electronics applications. From July 2017 to March 2018, he served as a director at YuMe, Inc., a provider of digital video brand advertising solutions, and as a member of the board of directors of RhythmOne plc, a technology-enabled digital media company, following its acquisition of YuMe until January 2019. He served on the board of directors of Steel Excel Inc., a provider of drilling and production services to the oil and gas industry and of event-based sports services and other health-related services, from 2007 to 2016. Prior to founding MV Advisors LLC, in March 2003, Mr. Mutch was appointed by the U.S. Bankruptcy court to the board of directors of Peregrine Systems, Inc., a provider of enterprise asset and service management solutions. He assisted Peregrine in a bankruptcy work-out proceeding and served as its President and Chief Executive Officer from July 2003 to December 2005.

Mr. Mutch is a veteran of the U.S. Navy and holds a Bachelor of Science in Economics from Cornell University and a Master of Business Administration from the University of Chicago.

Mr. Mutch’s extensive background as an executive and public company director, along with his background as a technology investor and his significant restructuring experience, enables him to provide valuable strategic and operational insight to the Board.

Eric B. Singer Chairman of the Board Compensation Committee (Chair) Corporate Governance, Sustainability and Nominating Committee Operational Review Committee Director since December 2023 Age: 52

Mr. Singer has been the President, Chief Executive Officer and Chairman of the board of directors of Immersion Corporation (Nasdaq: IMMR), a licensing company focused on the invention, acceleration, and scaling, through licensing, of innovative haptic technologies, since 2023. From 2020 until 2023, he also served as Immersion’s Executive Chairman. He has also served as the President and Chief Executive Officer of Toro 18 Holdings LLC, an entity wholly-owned by Immersion, since 2020. Mr. Singer has served as the lead independent director since September 2021 and as a director since July 2019 of A10 Networks, Inc. (NYSE: ATEN), an application controller and firewall cloud security company. Mr. Singer has also served as a member of the board of directors of Barnes & Noble Education, Inc. (NYSE: BNED) since June 2024. From 2014 through 2022, he was a Managing Member of VIEX Capital Advisors, an investment management services company, which he founded. Previously, he served on the boards of Velodyne Lidar, Inc (previously Nasdaq: VLDR); Quantum Corporation (Nasdaq: QMCO), a video data storage and management company; Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things; RhythmOne plc and YuMe, Inc., each a provider of brand video advertising software and audience data; Support.com, Inc., a provider of tech support and support center services; Meru Networks Inc., a Wi-Fi network solutions company; PLX Technology, Inc., a PCI Express and ethernet semiconductor company; and Sigma Designs, Inc. (previously Nasdaq: SIGM), an integrated circuit provider for the home entertainment market, among other companies.

Mr. Singer earned a Bachelor of Arts degree from Brandeis University.

Mr. Singer has served as our Chairman of the Board since May 2025.

Mr. Singer has extensive experience in the technology sectors and particularly in developing strategies that are aimed at enhancing the overall value of the corporations he serves. Mr. Singer also has substantial experience serving on public boards. This experience assists in enhancing stockholder value through monetizing our intellectual properties and otherwise assist the Board in continuing to develop a roadmap toward greater profitability.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II DIRECTOR NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE

The Board may establish the authorized number of directors from time to time by resolution. The current number of directors is seven. Following the conclusion of the 2026 Annual Meeting, the number of directors will be five. We describe below our key corporate governance policies that enable us to manage our business in accordance with high ethical standards and in the best interests of our stockholders.
Business Ethics — Code of Conduct
Our Code of Conduct applies to each member of the Board and to all officers and employees of UEI and our subsidiaries wherever located. Our Code of Conduct contains the general guidelines and principles for conducting UEI’s business consistent with the highest standards of business ethics. Under our Code of Conduct, we encourage our employees to report all violations of Company policies and the law, including incidents of harassment, discrimination or foreign corrupt practices. To assist our employees in complying with their ethical and legal obligations and in reporting suspected violations of laws, policies and procedures, management, at the direction of the Board, has established an independent, third-party “Ethics Hotline”.
Our Code of Conduct is posted on the “Investor Relations” section of our website,
www.uei.com
. Any amendment to our Code of Conduct or waiver of its provisions with respect to our Principal Executive Officer, Principal Financial Officer or Principal Accounting Officer or any member of the Board will be promptly posted on our website,
www.uei.com
.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other disposition of our securities by directors, officers, and employees, and implemented procedures applicable to the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to the Company. A copy of our insider trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025. See “Anti-Pledging and Hedging Policies” included elsewhere in this Proxy Statement for additional information on such practices.
Director Independence
The Board has adopted Director Independence Standards to assist in determining the independence of each director. In order for a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with UEI. In each case, the Board broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships and such other criteria as the Board may determine from time to time. These Director Independence Standards are published on the “Investor Relations” section of our website,
www.uei.com
. The Board has determined that each of the five directors standing for re-election,
Michael D. Burger, Satjiv S. Chahil, Sue Ann R. Hamilton, John Mutch and Eric B. Singer, meets these standards and thus is independent and, in addition, satisfies the independence requirements of the Nasdaq listing rules. To our knowledge, none of the independent directors has any direct or indirect relationships with our Company or its subsidiaries and affiliates, other than serving as a director and being a stockholder.
All members of the (i) Audit Committee, (ii) Compensation Committee, (iii) Corporate Governance, Sustainability and Nominating Committee and (iv) Operational Review Committee must be independent as defined by the Board’s Director Independence Standards. Members of the Audit and Compensation Committees must also satisfy additional independence requirements, which, among other things, provide that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fees from UEI or any of its subsidiaries other than their director compensation.

Outside Board Service

We understand that the policy of ISS Proxy Advisory Services (“ISS”) is to recommend a “Withhold” vote for directors who serve on more than two public boards, while also serving as a Chief Executive Officer of a publicly traded company, which ISS refers to as being “overboarded.” We understand that ISS allows for an exception to its Chief Executive Officer-related “overboarded” rule when a director’s service on a board is integral to their duties as Chief Executive Officer. Mr. Singer serves on the board of Immersion Corporation (Immersion), where Mr. Singer is also Chief Executive Officer. In addition to Mr. Singer’s service on Immersion’s board and on the Company’s Board, he serves on the board of two other publicly traded companies, A10 Networks, Inc. (A10) and Barnes & Noble Education, Inc. (BNED).

We believe Mr. Singer falls within the ISS exception to its Chief Executive Officer-related “overboarded” policy, because Mr. Singer’s service on the Company’s Board, BNED’s board and Immersion’s board is directly tied to his Chief Executive Officer responsibilities at Immersion. Immersion is the largest stockholder of both the Company and BNED, and holds a material financial interest in those companies relative to Immersion’s balance sheet. Specifically, Immersion owns approximately [12.1]% of UEI’s outstanding shares, making Mr. Singer’s board role at UEI a critical component of his role and responsibilities as Chief Executive Officer of Immersion. Similarly, with respect to BNED, Immersion owns approximately 32.9% of the outstanding shares of BNED and is required to consolidate its financial results with BNED. Mr. Singer’s role as a director of BNED is therefore essential to providing oversight of a business, the performance of which has a direct and material impact on Immersion’s financial results. In both cases, Mr. Singer’s service on the board of UEI and BNED is not separate from, but rather a key component of, his responsibilities as Chief Executive Officer of Immersion. As such, we believe this is a compelling case for ISS to grant an exception to its “overboarded” policy with respect to Mr. Singer’s board service at UEI, Immersion, BNED and A10.

In 2025, Mr. Singer attended 100% of meetings of the Company’s Board and the committees upon which he serves, and he continues to dedicate significant time to the Company.

When considering whether to recommend the nomination of Mr. Singer to the Company’s Board, the Corporate Governance, Sustainability and Nominating Committee and the Board took into account the factors discussed above, and believes that Mr. Singer is subject to the ISS exception and should be elected to the Board.

Board Leadership Structure

We believe that our current board structure is effective in supporting strong board leadership. Since May 2025, the Chief Executive Officer and Chairman positions have been held separately. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer of the Company in any way that is in the best interests of the Company and the stockholders at a given point in time. The Board believes that the decision as to who should serve as Chairman of the Board and Chief Executive Officer, and whether these offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandating that such positions be separate. The Company currently separates the roles of Chief Executive Officer and Chairman of the Board. Mr. Singer, an independent director, currently serves as Chairman of the Board.

The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct. While the Chief Executive Officer is responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board. The Board has full access to our management team at all times. The independent directors who chair the Company’s Audit, Compensation, Nominating and Corporate Governance, and Operational Review Committees also provide leadership to the Board in their assigned areas of responsibility. In addition, the Board or any committee may retain, at such times and on such terms as determined by the Board or committee in its sole discretion, independent legal, financial and other consultants and advisors to advise and assist the Board or committee in discharging its oversight responsibilities. The Board believes that the independent governance of the Board is safeguarded through:

•	the separation of the roles of Chairman of the Board and Chief Executive Officer;

•	the independence of directors constituting 100% of the current members of the Board;

•	the use of a Lead Independent Director when the Chairman of the Board is not an independent director;

•	the independence of the chairs and other Board committee members; and

•	the holding of regular executive sessions of the non-management directors.

The Company will continue to review its board structure to ensure that it is in the best position to deliver value to its stockholders, key stakeholders and the communities in which the Company operates.

Risk Management

Management is responsible for assessing and managing UEI’s exposure to various risks while the Board has responsibility for the oversight of risk management. Management has an enterprise risk management process to identify, assess and manage the most significant risks facing UEI, including financial, strategic, operational, litigation, compliance and reputational risks.

The Audit Committee has oversight responsibility to review management’s risk management process, including the policies and guidelines used by management to identify, assess and manage UEI’s exposure to risk, including cybersecurity risks. The Audit Committee also has oversight responsibility for financial risks. The Board has oversight responsibility for all other risks. Management reviews financial risks with the Audit Committee at least quarterly and reviews its risk management process with the Audit Committee on an ongoing basis. Management reviews various significant risks with the Board throughout the year, as necessary and/or appropriate, and conducts a formal review of its assessment and management of the most significant risks with the Board on an annual basis.

Our internal auditor (the “Internal Auditor”) has direct access and accountability to the Audit Committee and is responsible for leading the formal risk assessment and management process within the Company. The Internal Auditor, through consultation with the Company’s senior management, periodically assesses the major risks facing the Company and works with those executives responsible for managing each specific risk. The Internal Auditor periodically, no less than quarterly, reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks. The Internal Auditor’s risk management report, which is provided in advance of the regularly scheduled Audit Committee meetings, is reviewed by the entire Audit Committee. The executive responsible for managing a particular risk may also report to the Audit Committee or full Board on how the risk is being managed and mitigated. Throughout the year, the Chair of the Audit Committee provides the Internal Auditor with performance and development-based feedback.

Management’s role to identify, assess and manage risk, and the Board’s role in risk oversight, have been well defined for many years. The Board’s role in risk oversight has had no significant effect on the Board’s leadership structure. We believe that the Board’s leadership structure after Mr. Arling’s departure, with the separation of the Chairman and Chief Executive Officer positions and with Mr. Singer serving as our Board Chairman, enhances the Board’s effectiveness in risk oversight.

In addition, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including a periodic review of the Company’s compensation policies and practices for its employees. The Company has determined that its compensation policies do not pose any risks that are reasonably likely to have a material adverse effect on the Company. The Corporate Governance, Sustainability and Nominating Committee oversees the risks associated with the Company’s overall governance and its succession planning process.

Communications with Directors

Stockholders and other interested parties may communicate with members of the Board, the Chairman, committee chairs or the independent directors as a group by regular mail. Any communication by regular mail should be sent to Universal Electronics Inc., 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254, to the attention of the applicable director or directors with a copy to the Secretary.

Board and Committee Self-Assessments

The Board, through its Corporate Governance, Sustainability and Nominating Committee periodically decides whether to conduct self-assessments of the Board and its various committees, to assist in determining whether the Board and its committees are functioning effectively.

Board Committee Charters and Other Corporate Governance Materials

The Board has adopted written charters for the (i) Audit Committee, (ii) Compensation Committee, (iii) Corporate Governance, Sustainability and Nominating Committee, and (iv) Operational Review Committee. Each committee reviews and evaluates the adequacy of its charter at least annually and recommends any proposed changes to the Board for approval. You may access all committee charters, our Code of Conduct, our Corporate Governance Guidelines, our Director Independence Standards, and other corporate governance materials through the “Investor Relations” section of our website, www.uei.com.

Board Structure and Committee Membership

Board Composition

As of the date of this Proxy Statement, we currently have seven directors, all of whom are Class II Directors, of which five directors are up for election at the 2026 Annual Meeting. A Class I Director is a director who is also an employee of the Company and is elected each year at the annual meeting of stockholders to serve a one-year term and a Class II Director is a director who is not an employee and is elected every even-numbered year at the annual meeting of stockholders to serve a two-year term.

Board of Directors Meetings Held During 2025

During 2025, the Board formally met 14 times and acted 7 times by unanimous written consent. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. During 2025, no director attended less than 75% of the aggregate of all Board meetings and meetings of committees on which the director served. We do not require our independent outside directors to attend our annual meetings. However, all of our directors attended our 2025 annual meeting of stockholders in person or via videoconference.

Role of Primary Board Committees

The Board has four standing committees – (i) Audit, (ii) Compensation, (iii) Corporate Governance, Sustainability and Nominating and (iv) Operational Review. Each committee is composed entirely of independent directors, as determined by the Board in accordance with applicable Nasdaq listing standards and the Board’s Director Independence Standards. In addition, Audit Committee and Compensation Committee members meet additional heightened independence criteria applicable to Audit Committee and Compensation Committee members under applicable Nasdaq and Securities and Exchange Commission (the “SEC”) independence requirements. The table below provides information about the membership of the committees as of the date of this Proxy Statement and the number of meetings held in 2025.

Name/Item	Audit Committee	Compensation Committee	Corporate Governance, Sustainability and Nominating Committee	Operational Review Committee
Michael D. Burger (1)	X			X
Satjiv S. Chahil		X	X
Sue Ann R. Hamilton (2)		X	Chair
John Mutch (3)	Chair			X
Rômulo C. Pontual (4)	X		X
Eric B. Singer (5)		Chair	X	X

(1)

Mr. Burger was appointed to the Board and as a member of the Operational Review Committee, in each case effective May 2, 2025. Mr. Burger was appointed as a member of the Audit Committee effective July 14, 2025.

(2)

Ms. Hamilton served as Chair of the Compensation Committee until February 16, 2026, on which date she was appointed as a member of the Compensation Committee. Ms. Hamilton served as a member of the Corporate Governance, Sustainability and Nominating Committee until February 16, 2026, on which date she was appointed as Chair of the Corporate Governance, Sustainability and Nominating Committee.

(3)

Mr. Mutch was appointed to the Board effective April 15, 2025. Mr. Mutch was appointed as a member of the Operational Review Committee effective May 1, 2025. Mr. Mutch was appointed as a member of the Audit Committee effective July 14, 2025 and as Chair of the Audit Committee effective August 11, 2025.

(4)

Mr. Pontual departed the Audit Committee on July 14, 2025, and was reappointed as member of the Audit Committee on August 11, 2025. Mr. Pontual will retire from the Board, and from all committees on which he serves, immediately prior to the 2026 Annual Meeting.

(5)

Mr. Singer was appointed as Chairman of the Board, Chair of the Corporate Governance, Sustainability and Nominating Committee and a member of the Operational Review Committee, in each case effective May 1, 2025. Mr. Singer served as a member of the Compensation Committee until February 16, 2026, on which date he was appointed as Chair of the Compensation Committee. Mr. Singer served as Chair of the Corporate Governance, Sustainability and Nominating Committee until February 16, 2026, on which date he was appointed as a member of the Corporate Governance, Sustainability and Nominating Committee.

Audit Committee

The Audit Committee is primarily concerned with the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence, qualification, and performance of the independent registered public accounting firm and the performance of our Internal Auditor. The Audit Committee’s functions include:

•	monitoring the Company’s major risk exposures, including financial risk, and the steps management has taken to control such exposures;

•	meeting with our independent registered public accounting firm and management representatives;

•	appointing, subject to the ratification of the Company’s stockholders, the Company’s independent registered public accounting firm;

•	approving the scope of audits and other services to be performed by the independent registered public accounting firm;

•	establishing pre-approval policies and procedures for all audit, audit-related, tax and other fees to be paid to the independent registered public accounting firm;

•	considering whether the performance of any professional service by the registered public accountants may impair their independence;

•	reviewing the results of external audits, the accounting principles applied in financial reporting, and financial and operational controls;

•

reviewing and discussing with management the effectiveness of the Company’s practices with respect to cybersecurity risk assessments and risk management, and overseeing the Company’s policies and controls with respect to cybersecurity, data privacy, and data protection; and

•	meeting with the Internal Auditor and approving the scope and review of audits performed by the Internal Auditor.

The independent registered public accountants and the Internal Auditor each have unrestricted access to the Audit Committee, and the members of the Audit Committee have unrestricted access to each of the independent registered public accountants and the Internal Auditor.

All of the Audit Committee members are financially literate. The Board has determined that Mr. Mutch is qualified as an “audit committee financial expert” within the meaning of applicable SEC regulations. The Audit Committee met six (6) times during 2025.

Audit Committee Report

The Audit Committee reviews our financial reporting process on behalf of the Board and while management has the primary responsibility for the financial statements and the reporting process, our independent registered public accountants are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States, in all material respects.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2025 with management and the independent registered public accountants.

2.

The Audit Committee has discussed the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC with the independent registered public accounting firm.

3.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

4.

The Audit Committee has considered whether the independent registered public accountants’ provision of non-audit services provided to us, if any, is compatible with the registered public accountants’ independence.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that our audited financial statements for the year ended December 31, 2025, as presented to the Audit Committee, be included in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

Audit Committee of the Board of Directors

John Mutch — Chair
Michael D. Burger
Rômulo C. Pontual

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of the chief executive officer and other executive officers (including “NEOs” as such term is defined below in the “Executive Compensation”). Among other things, the Compensation Committee:

•

reviews the corporate goals and objectives approved by the Board relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates their performance in light of such goals and objectives and, based on its evaluations and appropriate recommendations, reviews and approves the compensation of our Chief Executive Officer and other executive officers, each on an annual basis;

•	monitors potential risks relating to the Company’s compensation policies and practices;

•

if and when applicable to the Company, reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules, recommends to the Board whether the Compensation Discussion and Analysis should be included in the Company’s annual report and proxy statement and prepares the Compensation Committee Report required by SEC rules for inclusion in the Company’s annual report and proxy statement;

•	reviews periodically compensation for independent directors of the Company and recommends changes to the Board as appropriate;

•	reviews and approves compensation packages for new executive officers and severance packages for executive officers whose employment with the Company terminates;

•	reviews and makes recommendations to the Board with respect to the adoption or amendment of incentive and other stock-based compensation plans;

•	administers the Company’s stock incentive plans;

•	review and approves any policy regarding the Company’s recovery of incentive-based executive compensation and oversees the implementation and administration of such policy; and

•	assesses the independence of any outside compensation consultant of the Company.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee met eight (8) times during 2025.

Corporate Governance, Sustainability and Nominating Committee

The Corporate Governance, Sustainability and Nominating Committee assists the Board in identifying qualified individuals to become board and committee members, considers matters of corporate governance and assists the Board in evaluating the Board’s effectiveness. Among other things, the Corporate Governance, Sustainability and Nominating Committee:

•	develops and recommends to the Board criteria for board membership;

•	identifies, reviews the qualifications of and recruits candidates for election to the Board and to fill vacancies or new positions on the Board as directed by the Board;

•	reviews candidates recommended by the Company’s stockholders, if any, for election to the Board;

•	reviews annually our corporate governance principles and recommends changes to the Board as appropriate;

•	recommends to the Board changes to our Code of Conduct;

•	oversee the process for identifying, assessing, monitoring and managing sustainability initiatives and risks;

•	reviews and makes recommendations to the Board with respect to the Board’s and each committee’s size, structure, composition and functions;

•	assists the Board in developing and evaluating potential candidates for executive positions and in overseeing the development of executive succession plans; and

•	oversees the process for evaluating the Board and its committees.

The Corporate Governance, Sustainability and Nominating Committee will consider director candidates recommended by our stockholders. Stockholders recommending candidates for consideration by the Corporate Governance, Sustainability and Nominating Committee should send their recommendations to our Secretary at Universal Electronics Inc., 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254. The recommendation must include the candidate’s name, biographical data and qualifications.

Any such recommendation should be accompanied by:

•	a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, willingness to serve as a director in accordance with our policies and bylaws;

•	a completed written questionnaire in form and substance to be provided by the Secretary of UEI, covering matters including the background and qualifications of the candidate to serve on the Board; and

•

a written representation and agreement in form and substance to be provided by the Secretary of UEI, regarding any agreement, arrangement or understanding to which the candidate is a party relating to any voting commitment or assurance made by the candidate, and certain other matters as more particularly described in our bylaws.

The Corporate Governance, Sustainability and Nominating Committee will evaluate director candidates recommended by stockholders, if any, based on the same criteria used to evaluate candidates from other sources. The Corporate Governance, Sustainability and Nominating Committee may employ professional search firms (for which we would pay a fee) to assist in identifying potential Board members with the desired skills and disciplines. The Corporate Governance, Sustainability and Nominating Committee met one (1) time during 2025.

Operational Review Committee

The Operational Review Committee provides strategic and tactical oversight, assistance and guidance to management. Among other things, the Operational Review Committee:

•	reviews the Company’s operational performance against the Board-approved operating plan;

•	reviews with management and, where appropriate, make recommendations to the Board of potential expense reduction initiatives and actions as well as expense management controls;

•	reviews with management the corporate policies that impact the Company’s operational performance, cost structure and operating expenses, and recommend any changes thereto to the Board;

•	works with management to help define the Company’s strategic operating objectives and operating plans in advance of review by the Board;

•	reviews the Company’s capital allocation strategies and, where appropriate, make recommendations to the Board of any potential changes to the Company’s capital allocation strategies; and

•	performs any other activities or responsibilities as may be delegated to the Operational Review Committee, from time to time, by the Board.

Board Composition and Diversity

The Company does not maintain a formal diversity policy for Board membership; however, the Board believes that the directors, considered as a group, should provide a mix of backgrounds, experience, knowledge, and abilities, and as such is committed to be comprised of a diverse selection of individuals who bring their personal and professional experiences to bear in order to create a constructive debate of competing views and opinions in the boardroom. The Board recognizes that it is through this diversity, not only in background and experience, which the Board defines broadly to include, among other things, differences in backgrounds, qualifications, experiences, viewpoints, geographic locations, education, skills and expertise, professional and industry experience, and personal characteristics (including age, gender and race/ethnicity) that will help ensure that the Board best performs its oversight function and more completely represents the diversity of the Company’s stockholders, associates, customers, and the communities in which we operate.

Notwithstanding this belief, in carrying out its duties of reviewing the composition of our Board, the Corporate Governance, Sustainability and Nominating Committee has developed specific selection criteria that it employs to assist in identifying candidates for potential admission to the Board. These criteria include, among other things, candidates possessing:

•	the highest personal and professional ethics, character, integrity and values;

•

the appropriate characteristics, skills, and experience in the following areas, product development/technology, operations, video services, finance, and/or sales and marketing to make a significant contribution to the Board;

•	an inquisitive and objective perspective, practical wisdom and mature judgment; and

•

a commitment to represent the interests of all of our stockholders, employees, customers, and the communities within which we operate, and also demonstrate a commitment to long-term service on the Board.

In addition, each director is required to notify the Chair of the Corporate Governance, Sustainability and Nominating Committee upon a change in principal professional responsibilities. The Corporate Governance, Sustainability and Nominating Committee may consider such change of status in recommending to the Board whether the director should continue serving as a member of the Board. The Board encourages, and we will reimburse the costs associated with, directors participating in continuing director education. The Board believes that term limits may result in the loss of long-serving directors who over time have developed unique and valuable insights into our business and therefore can provide a significant contribution to the Board.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Non-Employee Director Compensation

We compete primarily with technology companies in attracting and retaining our non-employee directors. The advice of our non-employee directors has been instrumental in our success. As noted in the overview of director backgrounds above, our current directors have deep experience in technology industries, Silicon Valley innovations and global marketing, telecommunications and subscription services TV, electronic devices manufacturing and marketing, private equity investments in technology, and internet-based consumer services and products. And each time our non-employee directors have been up for re-election, our stockholders have recognized their value by overwhelmingly approving their re-election.

Consistent with this technology industry context, the Board has long held the belief that its compensation for serving as a member of the Board should be closely tied to the interests of our stockholders; thus a significant portion of the non-employee directors’ compensation is in equity. During 2024, the Compensation Committee completed a non-employee directors’ compensation study. It focused on the Company’s Peer Group consisting of companies in the Electronic Equipment and Instruments, Electronic Manufacturing Services, Electronic Components/Household Appliances, and Consumer Electronics industries (see “Executive Compensation—Peer Group” for details of the Peer Group). The Compensation Committee also considered recent developments in law, corporate governance, stockholder activism and pay practices regarding board compensation programs generally, compensation trends and best practices, competitive pay levels, stockholder view of non-employee director compensation practices, effects of recent legal interpretations, and proxy disclosure. Based upon this study, no changes were made to cash compensation during 2024 or 2025. However, during 2024, the annual equity award was modified from an award of a fixed number of shares to an award with a grant date value equal to $125,000. In addition, the vesting of equity awards was changed from quarterly ratable vesting during each fiscal year to vesting in full upon the earlier of one year or the next year’s annual meeting of stockholders.

Based upon this study and the conclusions reached by the Compensation Committee, the non-employee directors’ annual compensation for 2025 was as follows:

Compensation Element	Annual Value	Frequency
Director Cash Retainer	$50,000	Equal quarterly installments
Lead Independent Director Cash Retainer	$20,000	Equal quarterly installments

Committee Membership Cash Retainer

•

Audit Committee

•

Compensation Committee

•

Corporate Governance, Sustainability and Nominating Committee

•

Operational Review Committee

•

Product Strategy and Innovations Committee membership

	$10,000 $10,000 $5,000 $10,000 $10,000	Equal quarterly installments (with such fees for the Product Strategy and Innovations Committee paid through July 14, 2025)
Committee Chair Cash Retainer • Audit Committee • Compensation Committee • Corporate Governance, Sustainability and Nominating Committee • Product Strategy and Innovations Committee	$11,250 $10,000 $6,000 $10,000	Equal quarterly installments (with such fees for the Product Strategy and Innovations Committee paid through June 30, 2025)
Director Annual Equity Award (RSUs)	Number of shares equal to $125,000 on the date of grant	100% vesting upon the earlier of (i) one year following the date of grant and (ii) immediately prior to the Company’s next annual meeting of stockholders

Director Compensation Table During 2025

Name of Director	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total Compensation ($)
Michael D. Burger(3)	44,528	145,837	190,365
Satjiv S. Chahil	70,000	125,003	195,003
Sue Ann R. Hamilton	75,000	125,003	200,003
William C. Mulligan	65,695	125,003	190,698
John Mutch(4)	51,265	151,741	203,006
Rômulo C. Pontual (5)	74,250	125,003	199,253
Eric B. Singer(6)	87,333	125,003	212,336
Edward K. Zinser(7)	51,986	125,003	176,989

(1)	This column represents the cash compensation earned in 2025 for Board and committee service. See the “Additional Information about Fees Earned or Paid in Cash During 2025” table below.
(2)	This column represents the grant date fair value of stock awards granted to Class II directors as part of their compensation.

For additional information regarding stock-based compensation and the assumptions used in calculating the grant date fair value, please refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC. See “Additional Information about Director Equity Awards” for further information related to stock awards granted in 2025.
(3)

Mr. Burger was appointed to the Board and as a member of the Operational Review Committee, in each case effective May 2, 2025. Mr. Burger was appointed as a member of the Audit Committee effective July 14, 2025.

(4)

Mr. Mutch was appointed to the Board effective April 15, 2025. Mr. Mutch was appointed as a member of the Operational Review Committee effective May 1, 2025. Mr. Mutch was appointed as a member of the Audit Committee effective July 14, 2025 and as Chair of the Audit Committee effective August 11, 2025.

(5)

Mr. Pontual departed the Audit Committee on July 14, 2025, and was reappointed as member of the Audit Committee on August 11, 2025. Mr. Pontual will retire from the Board, and from all committees on which he serves, immediately prior to the 2026 Annual Meeting.

(6)

Mr. Singer was appointed as Chairman of the Board, Chair of the Corporate Governance, Sustainability and Nominating Committee and a member of the Operational Review Committee, in each case effective May 1, 2025. Mr. Singer served as a member of the Compensation Committee until February 16, 2026, on which date he was appointed as Chair of the Compensation Committee. Mr. Singer served as Chair of the Corporate Governance, Sustainability and Nominating Committee until February 16, 2026, on which date he was appointed as a member of the Corporate Governance, Sustainability and Nominating Committee.

(7)

Mr. Zinser retired from the Board and all Board committee on which he served effective August 22, 2025. As such, the 18,437 restricted stock units granted to him on July 1, 2025 terminated unvested effective August 22, 2025.

All directors are reimbursed for travel expenses and other out-of-pocket costs incurred to attend meetings.

Additional Information about Fees Earned or Paid in Cash During 2025

The following table provides additional information about fees earned or paid in cash to non-employee directors during 2025:

Name of Director	Annual Retainers ($)	Committee Chair Fees ($)	Committee Membership Fees ($)	Total ($)
Michael D. Burger(1)	33,194	—	11,334	44,528
Satjiv S. Chahil	50,000	—	20,000	70,000
Sue Ann R. Hamilton	50,000	10,000	15,000	75,000
William C. Mulligan(2)	56,667	2,000	7,028	65,695
John Mutch(3)	35,556	4,375	11,334	51,265
Rômulo C. Pontual(4)	50,000	5,000	19,250	74,250
Eric B. Singer(5)	63,333	4,000	20,000	87,333
Edward K. Zinser(6)	32,222	6,875	12,889	51,986

(1)

Mr. Burger was appointed to the Board and as a member of the Operational Review Committee, in each case effective May 2, 2025 and as such, his Board retainer and committee membership fee were each prorated from that date through June 30, 2025 and then paid in full through December 31, 2025. Mr. Burger was appointed as a member of the Audit Committee effective July 14, 2025 and as such, his membership fee was prorated from that date through September 30, 2025 and then paid in full through December 31, 2025.

(2)	Mr. Mulligan earned compensation as the Lead Independent Director through May 1, 2025.
(3)

Mr. Mutch was appointed to the Board effective April 15, 2025 and as such, his Board retainer was prorated from that date through June 30, 2025 and then paid in full through December 31, 2025. Mr. Mutch was appointed as a member of the Operational Review Committee effective May 1, 2025 and as such, his committee membership fee was prorated from that date through June 30, 2025 and then paid in full through December 31, 2025. Mr. Mutch was appointed as a member of the Audit Committee effective July 14, 2025 and as Chair of the Audit Committee effective August 11, 2025 and as such, his committee membership fee and committee chairman fee, as applicable, was prorated from the respective date through September 30, 2025 and then paid in full through December 31, 2025.

(4)

Mr. Pontual departed the Audit Committee on July 14, 2025, and was reappointed as member of the Audit Committee on August 11, 2025, and as such, his committee membership fee was prorated from July 1, 2025 through July 14, 2025 and from August 11, 2025 through September 30, 2025 and then paid in full through December 31, 2025.

(5)

Mr. Singer was appointed as Chairman of the Board, Chair of the Corporate Governance, Sustainability and Nominating Committee and a member of the Operational Review Committee, in each case effective May 1, 2025 and as such, his Board Chair retainer and committee chair and membership fees, as applicable were each prorated from that date through June 30, 2025 and then paid in full through December 31, 2025.

(6)	Mr. Zinser retired from the Board and all Board committees on which he served effective August 22, 2025.

Additional Information about Director Equity Awards

The following table provides additional information about equity awards made to non-employee directors during 2025 and outstanding awards at the end of the year:

Name of Director	Restricted Stock Unit Awards Granted During 2025 (#)	Grant Date Fair Value of Stock Awards Granted During 2025 (1) ($)	Stock Awards Outstanding at Year End (#)	Option Awards Outstanding at Year End (#)
Michael D. Burger	18,437	145,837	18,437	—
Satjiv S. Chahil	18,437	125,003	18,437	—
Sue Ann R. Hamilton (2)	18,437	125,003	18,437	20,000
William C. Mulligan	18,437	125,003	18,437	—
John Mutch	18,437	151,741	18,437	—
Rômulo C. Pontual (3)	18,437	125,003	18,437	20,000
Eric B. Singer	18,437	125,003	18,437	—
Edward K. Zinser(4)	18,437	125,003	—	—

(1)

Represents the grant date fair value of stock awards granted during 2025. This number is calculated, with respect to restricted stock units, by multiplying the fair market value of our common stock on the date of grant by the number of shares awarded. For additional information regarding the assumptions used in calculating the grant date fair value, please refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.

(2)

Comprised of options to purchase 20,000 shares of common stock granted on November 1, 2019 (upon her appointment to the Board) that vested ratably over a three-year period and will expire on November 1, 2029.

(3)

Comprised of options to purchase 20,000 shares of common stock granted on July 27, 2022 (upon his appointment to the Board) that vests ratably over a three-year period and will expire on July 27, 2032.

(4)	Mr. Zinser retired from the Board effective August 22, 2025. As such, the 18,437 restricted stock units granted to him on July 1, 2025 terminated unvested effective August 22, 2025.

Director Stock Ownership Guidelines

In March 2026, the Board adopted updated stock ownership guidelines applicable to the Company’s directors.

The Company’s stock ownership guidelines provide that each of our directors are expected to own at least $250,000 worth of our common stock, with directors having five years from the later of (i) the date they join the Board or (ii) the date such guidelines were adopted by the Board to meet the guidelines. These guidelines are designed to align the directors’ long-term financial interests with those of our stockholders. Each of the directors have until March 2031 to comply with the guidelines. As of December 31, 2025, of the three directors currently on the Board who have served in such role for at least five years, Mr. Chahil and Mr. Mulligan held at least $250,000 worth of our common stock when taking into account their respective shares held in trust, while Ms. Hamilton did not own at least $250,000 worth of our common stock, primarily due to the recent decline in our share price. Mr. Singer, Mr. Burger, Mr. Mutch and Mr. Pontual each have served as directors for less than five years.

For the purposes of meeting this minimum stock ownership requirement, each time-based restricted stock unit (vested or unvested) is considered as a share of common stock. Outstanding stock options (vested and unvested) and unvested performance-based restricted stock units are not considered towards meeting this requirement.

Anti-Pledging and Hedging Policies

The Company has an anti-pledging policy prohibiting all directors and executive officers of the Company from pledging any such stock as collateral for any loan or holding Company stock in an account that has margin debt. Hedging the Company’s stock is generally permitted within prescribed trading windows and otherwise in accordance with the Company’s insider trading policy.

Non-Director Executive Officers

The following sets forth certain information regarding each of the executive officers of the Company. Ages listed are as of the Record Date:

RICHARD K. CARNIFAX, 39, has served as our Interim Chief Executive Officer since July 2025 and Chief Operating Officer since February 2023. He joined us in May 2020 as Vice President, Global Supply Chain and in July 2022, he was promoted to Vice President, Operations. Prior to joining us, from March 2019 until May 2020, Mr. Carnifax was the Chief Operating Officer at Cast Nylons, a privately held manufacturer and distributor of cast nylon stock shapes and custom cast parts, and was Vice President, Operations at Cast Nylons from November 2017 until March 2019. From November 2015 until September 2017, he held various operational roles at Air Enterprises, a privately held manufacturer of specialty air handling equipment. Prior to joining Air Enterprises, Mr. Carnifax spent four years scheduling and planning materials for Howden, a provider of high-quality air and gas handling products and services to the power, oil and gas, mining and petrochemical industries. Mr. Carnifax holds a Bachelor of Arts in Political Science and a Master of Arts in International Relations/Business from the University of Akron.

WADE M. JENKE, 42, has served our Chief Financial Officer since December 2025. As Chief Financial Officer, Mr. Jenke is responsible for UEI’s financial, accounting, treasury, and investor relations functions, and implements financial strategies that support UEI’s growth and profitability initiatives. Prior to joining us, Mr. Jenke served as the Chief Financial Officer of Amtech Systems, Inc., a Nasdaq-listed public company (Nasdaq: ASYS) that manufactures and provides advanced thermal processing equipment, services, and supplies for the semiconductor industry, from August 2024 to December 2025. Prior to joining Amtech, he served as Chief Financial Officer of EMS Group, a business unit of ASSA ABLOY Opening Solutions, an access solutions company, from January 2018 to July 2024. From September 2016 to December 2018, Mr. Jenke served as Vice President of Finance and Director of Accounting at HES Inc., a provider of electromechanical locking solutions. From June 2012 to August 2016, he served as HES Inc.’s Senior Manager of Finance and Cost Analysis. Mr. Jenke received his Bachelor of Science and Master of Business Administration from Arizona State University, is a Certified Public Accountant in the State of Arizona, has a Project Management Professional certification, and is a Six Sigma Black Belt.

RAMZI S. AMMARI, 60, has served as our Senior Vice President, Corporate Planning and Strategy since 2015. He joined us in June 1997 as a Project Manager and served as our Director of Corporate Planning and Development from 1998 until 2001, as our Sr. Director, Product Management and Marketing from 2001 until 2003, as our VP, Product Development from 2003 until 2010, as our SVP, Global Product Planning from 2010 until 2013 and as our SVP, Product Planning and Strategy from 2013 until 2015. He has global responsibility for the Company’s technology innovation roadmap; driving new product initiatives; directing and implementing strategic partnerships, joint ventures and acquisitions; and recommending new avenues for business creation. Prior to joining us, Mr. Ammari worked at Mitsubishi Consumer Electronics of America for four years as Business Planning Manager where he was responsible for introducing the first flat-screen plasma display panel television for the North America market. He received his Bachelor of Science, Engineering degree and a Master of Business Administration from University of California, Irvine.

Proposal 2—Approval and Adoption of an Amendment to the Certificate of Incorporation to Declassify the Company’s Board of Directors

Background

The Certificate of Incorporation currently divides the Board into two classes, designated as Class I and Class II. Class I consists only of directors who are also employees of the Company and serve for one-year terms. Class II consists only of directors who are not employees of the Company and serve for two-year terms. At the 2026 Annual Meeting, we are asking stockholders to approve and adopt a proposal to amend the Certificate of Incorporation to declassify the Board (the “Charter Amendment”).

If stockholders approve and adopt the Charter Amendment, it will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to file shortly after the 2026 Annual Meeting. The Charter Amendment proposal is not contingent upon the approval of any other proposal submitted at the 2026 Annual Meeting.

The description of the Charter Amendment is qualified in its entirety by reference to the text of the proposed revisions, which is set forth in Appendix A of this Proxy Statement.

Reasons for Charter Amendment

The Corporate Governance, Sustainability and Nominating Committee and the Board periodically considers the Company’s corporate governance practices and structures. As such, our Corporate Governance, Sustainability and Nominating Committee and the Board have, from time to time, reviewed our classified board structure.

After careful consideration, the Board determined by unanimous written consent on March 26, 2026, subject to stockholder approval, that it was in the best interests of the Company and its stockholders to declassify the Board effective at the 2026 Annual Meeting and approved the Charter Amendment.

In making this decision, the Board considered that many public companies have taken action to declassify their boards of directors. The Board further weighed the merits of both a classified board and an annually-elected board. In conducting its evaluation, the Board considered the advantages of a classified board structure, such as promoting board stability and continuity, providing a greater opportunity to protect the interests of stockholders in the event of an unsolicited takeover offer or proxy contest and reinforcing a commitment to long-term perspectives and value creation for our stockholders. The Board also considered, however, the corporate governance trend towards annual elections of directors, as this may increase directors’ accountability to stockholders because such a structure does enable a stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

Effect of Charter Amendment

If the Charter Amendment is approved and adopted by our stockholders, the Certificate of Incorporation will be amended as set forth on Appendix A to this Proxy Statement.

Specifically, if the Charter Amendment is approved and adopted, all of our directors would thereby be elected to serve one-year terms beginning with our 2027 annual meeting of stockholders, and any successor who is nominated by the Board to serve as director, and any other individual(s) nominated by the Board to serve as a director would stand for election to serve a one-year term. In all cases, each director shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity. Any director elected to fill a vacancy of the Board will be elected to serve until the next annual meeting of stockholders.

If the Charter Amendment is approved and adopted, all directors shall have terms expiring at the next annual meeting of stockholders, including Class II directors elected at the 2026 Annual Meeting. As a result, assuming the Charter Amendment proposal is approved by the requisite stockholders and the Charter Amendment is filed with the Secretary of State of the State of Delaware, the Board will be completely declassified and all directors will be elected annually beginning with the 2027 annual meeting of stockholders.

Impact if Charter Amendment is Not Adopted

If the Charter Amendment is not approved and adopted by our stockholders, our Certificate of Incorporation will not be amended as set forth above and the Board will continue to be classified into two classes, designated as Class I and Class II.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

Proposal 3 – Adoption and Approval of the Amended and Restated 2018 Equity and Incentive Compensation Plan

Background

At the 2026 Annual Meeting, we are asking stockholders to approve the adoption of the amendment and restatement of the Company’s Amended and Restated 2018 Equity and Incentive Compensation Plan (the “2018 Plan”) (such plan after the amendment and restatement contemplated by this Proxy Statement will continue to be called the “Amended and Restated 2018 Equity and Incentive Compensation Plan” and, as amended is referred to in this proposal as the “Restated Plan”). The purpose of amending and restating the 2018 Plan is (a) to increase the number of shares of common stock available for issuance under the 2018 Plan by 375,000 shares, (b) to extend the term of the 2018 Plan, and (c) to incorporate other amendments to the 2018 Plan consistent with current compensation and governance best practices.

At the 2018 annual meeting of stockholders held on June 4, 2018, the stockholders adopted and approved the 2018 Plan, and at the 2021 annual meeting of stockholders held on June 8, 2021, the stockholders adopted and approved an amendment to the 2018 Plan. At the 2024 annual meeting of stockholders held on June 11, 2024, the stockholders adopted and approved an amendment and restatement of the 2018 Plan. On March 26, 2026, acting on the recommendation of the Compensation Committee, the Board unanimously adopted and approved, subject to approval by the stockholders, a further amendment and restatement of the 2018 Plan, to permit the Company to continue to use stock-based compensation to align stockholder and participant interests to the Company.

The Restated Plan allows grants of stock options (including stock options intended to qualify as incentive stock options (“incentive stock options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and stock options not intended to qualify as incentive stock options (“nonqualified stock options” and together, “options”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other stock-based awards and cash-based awards (collectively, “awards”), any of which may be performance-based (performance-based restricted stock units are referred to herein as “PSUs”).

Summary of Material Changes from the 2018 Plan

The Restated Plan includes the following amendments which reflect our commitment to effective management of incentive compensation and are described more fully under the heading “Summary of the Restated Plan”:

•

Share Limits – An increase in the number of shares of common stock reserved and available for issuance in connection with awards under the Restated Plan by 375,000 shares, which would result in a new aggregate share reserve under the Restated Plan of 3,475,000 shares. The same limit also applies to the maximum number of shares of common stock actually issued upon the exercise of incentive stock options granted under the Restated Plan.

•

Assumed Awards – A provision that the number of shares of common stock issued in connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company, pursuant to awards issued under the Restated Plan upon assumption, substitution, or replacement of options, SARs, RSUs/PSUs, or similar awards granted by another entity, will not be counted against the aggregate number of shares of common stock available for issuance in connection with awards under the Restated Plan.

•

Other Plans and Programs – An express right to grant awards under other plans or programs that may be settled in shares issued under the 2018 Plan, with such shares reducing the available share reserve under the 2018 Plan.

•	Limits on Non-Employee Director Compensation – An annual limit on non-employee director compensation (cash and equity) of $500,000 per year.

•	Term – An extension of the term of the 2018 Plan to ten years from the date on which the amendment and restatement of the 2018 Plan is approved by our stockholders.

•

Part-Time Vesting Adjustment – A default rule that vesting of an award will be adjusted pro rata for any approved reduction in work hours (other than due to an approved leave of absence), unless a different treatment is approved by the Compensation Committee.

•

Change in Control – Clarification that transactions whose sole purpose is to change the state of incorporation or create a holding company, as well as public offerings and bona fide equity financing transactions will not constitute a “change in control” under the 2018 Plan.

•

Directors Fees – An express authorization of the Board, in its sole discretion, to permit each non-employee director to elect to receive his or her annual cash retainer and/or meeting fees from the Company in the form of awards under the 2018 Plan.

•

Deferral of Awards – An express authorization of the Compensation Committee to permit or require participants to defer SAR or RSU/PSU settlement into deferred compensation accounts, convert shares into RSUs, or credit deferred compensation accounts, subject to compliance with Section 409A of the Code.

•

Dividend and Dividend Equivalents – Clarification that restricted stock and RSUs/PSUs, may at the Compensation Committee’s discretion, carry a right to dividends or dividend equivalents, respectively, provided that any such amounts shall not be distributed prior to vesting of the restricted stock or settlement of the RSUs/PSUs to which the dividend or dividend equivalents pertain.

•

Tax Withholding – Permits the Company to withhold shares of common stock with a fair market value not greater than the maximum required statutory withholding liability (as compared to the minimum required statutory withholding liability under the 2018 Plan) to satisfy all obligations for the payment of withholding taxes in connection with the award.

•	Other Changes – The Restated Plan also contains certain other conforming, clarifying or immaterial changes to the terms of the 2018 Plan.

Why You Should Vote For the Restated Plan

The Board recommends that the Company’s stockholders approve the Restated Plan because the ability to grant equity-based awards is crucial to effectively competing for, retaining and motivating key talent. By providing participants with a stake in the Company’s success through stock ownership and other equity incentives, the Restated Plan aligns participant and stockholder interests, improves financial performance and strengthens the Company’s ability to attract, motivate and retain employees, officers, non-employee directors, consultants and advisors.

Without the additional 375,000 shares, the Board believes that the current share pool (137,964 shares available for grant as of March 17, 2026) would be exhausted prior to December 31, 2026. The Board also believes that, absent merger and acquisition activity, the required hiring of a senior officer or other extraordinary events, the additional shares should be sufficient for the Company to offer equity awards in line with our historical grant practices for approximately one year.

Promotion of Good Corporate Governance Practices

The Board believes the use of stock-based incentive awards promotes best practices in corporate governance by maximizing stockholder value. Specific features of the Restated Plan that are consistent with good corporate governance practices include, but are not limited to:

•	No liberal share recycling – shares used to pay exercise prices or withholding taxes will not be returned to the Restated Plan.

•	Minimum one-year vesting requirement on awards, subject to limited exceptions.

•	Annual limit of $500,000 on non-employee director compensation (cash and equity combined).

•	No below-market option or SAR grants (exercise or strike price must be at least fair market value on the grant date, except for substitute awards).

•	No reducing the exercise price (“repricing”) of option or SAR grants without stockholder approval.

•	No liberal change in control definition.

•	Awards generally are not transferable, except by will, the laws of descent and distribution, or to permitted family transferees with Compensation Committee approval.

•

Recoupment and forfeiture of awards pursuant to the Company’s Compensation Recoupment Policy and in the e, provisions for detrimental activity, and awards are subject to the Company’s Compensation Recoupment Policy.

•	Dividends and dividend equivalents on unvested awards are deferred until, and paid only to the extent, such awards vest.

Key Data

The following table includes information regarding (a) all of the Company’s outstanding equity awards (consisting only of options, RSUs and PSUs) and (ii) shares available for future awards under the 2018 Plan, each as of March 17, 2026 (and without giving effect to the additional 375,000 shares requested in connection with the approval of the Restated Plan):

Total shares underlying all outstanding options	734,030
Weighted average exercise price of outstanding options	$23.83
Weighted average remaining contractual life of outstanding options	5.55 years
Total shares underlying all outstanding and unvested RSU awards	465,051
Total shares underlying all outstanding and unvested PSU awards	744,082
Adjusted shares available for future awards that may be issued under the 2018 Plan(1)	137,964

(1)

On March 26, 2026, the Compensation Committee approved annual non-employee director RSU awards with an aggregate value of $625,000 on the grant date to our non-employee directors, which are expected to be granted shortly following the 2026 Annual Meeting. Subject to stockholder approval of the Restated Plan, the Compensation Committee also expects to grant Mr. Jenke an award of 100,000 PSUs that will vest upon both the attainment of a 45-day VWAP of the common stock at $10.00 per share and certain continuous service requirements. The 137,964 shares available for future awards that may be issued under the 2018 Plan as of March 17, 2026 has not been reduced to reflect these future grants.

Overhang. The total shares of common stock subject to outstanding awards as of March 17, 2026 (1,943,163 shares), plus the shares of common stock currently available for issuance under the 2018 Plan (137,964 shares), represent a total current overhang of 2,081,127 shares (16.5%), and together with the additional 375,000 shares requested under the Restated Plan, would represent a total overhang percentage of approximately [___]% (in other words, the maximum potential straight dilution of our stockholders represented by of the Restated Plan).

Burn Rate. In 2025, 2024 and 2023, we granted awards under the 2018 Plan covering 1,391,668, 506,917 and 575,580 shares of common stock, respectively. Based on our basic weighted average shares of common stock outstanding for those three years of 13,172,000, 12,959,000, and 12,855,000, respectively, for the three-year period 2023–2025, our average yearly burn rate under the 2018 Plan, not taking into account forfeitures, was 6.3% (our individual years’ burn rates were 10.6% for 2025, 3.9% for 2024 and 4.5% for 2023).

Market Value. Based on the closing price of a share of the Company’s common stock on March 17, 2026 of $4.23, the aggregate market value as of March 17, 2026 of the new 375,000 shares of common stock requested under the Restated Plan was $1,586,250.

Plan Summary

The following summary of the material terms of the Restated Plan is qualified in its entirety by reference to the complete statement of the Restated Plan, which is set forth in Appendix B of this Proxy Statement. The Restated Plan will become effective upon approval by the Company’s stockholders.

Purpose. The purpose of the Restated Plan is to provide a means through which the Company may attract and retain key personnel and to provide a means whereby non-employee directors, officers, employees, consultants and advisors of the Company and its subsidiaries (the “Company Group”) can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of the shares of common stock.

Eligibility. Non-employee directors, executive and non-executive officers, employees, consultants and advisors of the Company Group will be eligible for awards; provided, that, incentive stock options may be granted only to employees. A written agreement between the Company and each participant will evidence the terms of each award granted under the Restated Plan. As of March 17, 2026, there were seven non-employee directors, three executive officers, 170 other employees, no consultants and no other advisors eligible to receive awards.

Number of Shares Authorized; Limitations. The aggregate number of shares of common stock that may be issued as awards under the Restated Plan is 3,100,000 shares, plus the number of shares underlying any award granted under any of the Prior Plans that expires, terminates or is canceled or forfeited for any reason or settled in cash, plus the 375,000 additional shares approved by the Board subject to and effective upon stockholder approval pursuant to this proposal. The “Prior Plans” include the Universal Electronics Inc. 2014 Stock Incentive Plan, the Universal Electronics Inc. 2010 Stock Incentive Plan, the Universal Electronics Inc. 2006 Stock Incentive Plan, the Universal Electronics Inc. 2003 Stock Incentive Plan, and the Universal Electronics Inc. 1999A Nonqualified Stock Plan (collectively, the “Prior Plans”).

Shares used to pay the required exercise price, or shares not issued in connection with settlement of an option or SAR, shares that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an option, and shares that are used or withheld to satisfy tax obligations of the participant will not be available again for other awards under the Restated Plan. If any award granted under the Restated Plan expires unexercised, is canceled, forfeited, settled in cash or unearned, shares of common stock subject to such award will again be made available for future grants. If a participant elects to give up the right to receive compensation in exchange for shares of common stock based on fair market value, such shares of common stock will be available again for awards under the Restated Plan.

Non-Employee Director Compensation Limit. The maximum number of shares subject to awards granted under the Restated Plan during any one calendar year to any non-employee director, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for service on the Board (other than the calendar year in which a non-employee director commences service on the Board), will not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

Minimum Vesting Requirement. In general, awards granted under the Restated Plan (other than cash-based awards) will vest no earlier than the first anniversary of the applicable date of grant; provided, that the following awards shall not be subject to such minimum vesting requirement: any (a) awards granted in connection with awards that are assumed, converted or substituted as provided under the Restated Plan, (b) shares of common stock delivered in lieu of fully vested cash obligations, (c) awards to non-employee directors that vest on the earlier of the one-year anniversary of the applicable date of grant and the next annual meeting of the stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting of the stockholders, (d) additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance. This minimum vesting provision shall not preclude the Compensation Committee from (x) providing for continued vesting or accelerated vesting for any award upon certain events, including, without limitation, in connection with or following a participant’s death, disability, or a change in control, or (y) exercising its authority to amend any terms of, or alter, suspend, discontinue, cancel or terminate any award as provided in the Restated Plan. Following the grant date of an award, the Compensation Committee shall not accelerate the vesting or exercisability of all or any portion of an award, unless (i) in connection with a change in control or a participant’s death or disability, (ii) explicitly provided under the terms of an award agreement, or (iii) explicitly provided under the terms of an employment or service agreement with a participant.

Administration. The Plan shall be administered by our Board or by a committee acting appointed by the Board, including our Compensation Committee. Among other responsibilities, the Compensation Committee will select participants and determine the type of awards to be granted to participants, the number of shares of common stock to be covered by awards and the terms and conditions of awards, interpret the Restated Plan and awards granted thereunder, establish, amend, suspend or waive rules and may accelerate the vesting or exercisability of, or the lapse of restrictions on, awards, and make any other determination and take any other action that it deems necessary or desirable to administer the Restated Plan. Our Board or the Compensation Committee may authorize one or more of our officers to designate employees (other than Section 16 officers) to receive awards under the Restated Plan and determine the size of any such awards.

Amendment or Termination. The Restated Plan will expire and terminate ten (10) years following approval of the Restated Plan by our stockholders pursuant to this proposal, or earlier termination by the Board; provided, however, that such expiration shall not affect awards then outstanding, and the terms and conditions of the Restated Plan shall continue to apply to all such awards. The Board may amend or terminate the Restated Plan at any time; provided, that, no such amendment or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Restated Plan and that any such amendment or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary.

Options. The Compensation Committee may, in its discretion, grant incentive stock options and nonqualified stock options to participants. Non-employee directors, officers, employees, consultants and advisors may be granted nonqualified stock options, but only employees may be granted incentive stock options. The number of shares which may be issued under the Restated Plan pursuant to the exercise of tax-qualified incentive stock options may not exceed 3,750,000. Subject to certain limited exceptions, the exercise price of an incentive or nonqualified stock option shall be at least 100% of the fair market value of the common stock subject to the option on the date the option is granted. Options may not be exercisable for more than ten years from the date they are granted. Options may not provide for any dividends or dividend equivalents thereon. Acceptable consideration for the purchase of common stock issued upon the exercise of an option and the payment of any taxes due upon any such exercise will include cash, check, cash equivalents and/or shares of common stock (or attestation thereof), and the Compensation Committee may permit other forms of consideration, including (1) a broker-assisted cashless exercise or (2) a reduction of the number of shares deliverable upon exercise. Any fractional amounts will be settled in cash.

SARs. The Compensation Committee may, in its discretion, grant SARs to participants. Generally, SARs permit a participant to exercise the right and receive a payment equal to the value of the common stock’s appreciation over a period of time in excess of the fair market value of a share of common stock on the date of grant of the SAR. The Company will pay such amount in cash, in shares of common stock valued at fair market value at the time of such payment, or any combination, as determined by the Compensation Committee. SARs may be granted alone or in tandem with options and may be settled in cash, stock or a combination thereof. If a SAR is granted in tandem with an option, the SAR will become exercisable and will expire according to the same vesting schedule and expiration provisions as such option. A SAR granted independent of an option will become exercisable and will expire in such manner and on such date(s) as determined by the Compensation Committee, not to exceed ten years. SARs may not provide for any dividends or dividend equivalents thereon.

Restricted Stock. The Compensation Committee may, in its discretion, grant restricted stock to participants. The grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. Restricted stock that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by our Board at the date of grant. Our Board may provide for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the grantee, or a change of control. Grants of restricted stock will be evidenced by an award agreement containing such terms and provisions, consistent with the Restated Plan, as our Board may approve. Restricted stock, may at the Compensation Committee’s discretion, carry a right to dividends, provided that any such amounts shall not be distributed prior to vesting of the restricted stock to which the dividend pertains. If a restricted stock award is forfeited, the participant will have no right to such dividends.

RSUs and PSUs. The Compensation Committee may, in its discretion, grant restricted stock, RSUs and/or PSUs to participants. The Compensation Committee will determine, in its sole discretion, the terms of each RSU/PSU award. contingent upon the release of the restrictions applicable to such award.

A grant of RSUs (including PSUs) constitutes an agreement by us to deliver shares of common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as our Compensation Committee may specify. During the applicable restriction period, the participant will have no rights of ownership in the shares of common stock deliverable upon payment of the RSUs and will have no right to vote the shares of common stock. Our Board may, at the date of grant, authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of common stock. RSUs, may at the Compensation Committee’s discretion, carry a right to dividend equivalents, provided that any such amounts shall not be distributed prior to vesting of the RSUs to which the dividend equivalent pertains. If a RSU is forfeited, the participant will have no right to such dividend equivalents. Unless otherwise provided by the Compensation Committee in an award agreement or otherwise, RSUs will generally be settled in shares of common stock. However, the Compensation Committee will have discretion to pay RSUs, upon settlement, in cash, shares of common stock or a combination thereof. The Compensation Committee may also elect to defer the delivery of such shares of common stock or cash or combination of the two.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may grant other awards denominated in or payable in common stock or cash, either alone or in tandem with other awards, on such terms as the Compensation Committee determines. Dividend equivalents on stock-based awards will be deferred and paid only upon vesting. Cash-based awards may not provide for dividends or dividend equivalents.

Adjustments in Capitalization. In the event of a subdivision of our outstanding stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of our common stock, a combination or consolidation of the outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence that affects our common stock, or unusual or nonrecurring events (including, without limitation, a change in control) the Compensation Committee will make equitable adjustments to the number of shares available under the Restated Plan, the number of shares subject to outstanding awards, exercise or strike prices, and any applicable performance measures.

Change in Control. Unless otherwise provided in an award agreement, upon a change in control: (a) all options and SARs will become immediately exercisable; (b) all restricted stock, RSUs, other stock-based and cash-based awards will become fully vested; (c) any performance criteria applicable to awards, including PSUs, will be deemed satisfied at actual performance for stock price goals and at target for all other performance goals; and (d) deferred awards will be settled as soon as practicable, subject to compliance with Section 409A of the Code.

Section 409A. The Restated Plan and awards granted thereunder are intended to comply with or be exempt from Section 409A of the Code. Neither the Company, its affiliates, the Board, the Compensation Committee nor any other party guarantees such compliance or exemption, and no such party will have any liability to a participant for any failure to so comply or be exempt.

Transferability. Awards are generally nontransferable except by will or the laws of descent and distribution. The Compensation Committee may permit transfers of awards (other than incentive stock options), without consideration, to family members, family trusts, family partnerships or limited liability companies, or other transferees approved by the Board or the Compensation Committee. Designation of a beneficiary is not considered a transfer.

Withholding. The Company Group may withhold from any cash, shares or other amounts deliverable under an award, or from other compensation owed to a participant, the amount necessary to satisfy the maximum applicable tax withholding obligations. The Compensation Committee may permit a participant to satisfy withholding obligations by delivering shares of common stock or having the Company withhold shares otherwise issuable upon exercise or settlement, up to an amount not exceeding the maximum required statutory withholding liability.

Recoupment. Awards are subject to the Company’s Compensation Recoupment Policy and any other applicable clawback requirements.

Detrimental Activity. If a participant engages in “detrimental activity” (generally defined under t the Restated Plan as unauthorized disclosure of confidential information, conduct constituting cause for termination, or breach of a restrictive covenant), the Compensation Committee may cancel outstanding awards or require forfeiture and repayment of gains.

No Right to Continued Employment. The Restated Plan does not confer upon any participant any right to continued employment or service with the Company or any subsidiary or affiliate.

Government and Other Regulations. The Company’s obligation to settle awards is subject to all applicable laws, rules and regulations, and to any required governmental approvals.

Payment of Director Fees in Securities. The Board, in its discretion, may permit each non-employee director to elect to receive his or her annual cash retainer payments and/or meeting fees from the Company in the awards under the Restated Plan, as determined by the Boards.

Performance-Based Awards. The number of shares or other benefits granted, issued, retained, and/or vested under an award may be made subject to the attainment of performance goals. The Compensation Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

Federal Income Tax Treatment

The following is a general summary of certain U.S. federal income tax consequences of awards under the Restated Plan. This summary is limited to federal income taxes (it does not address Medicare, Social Security, state, local or foreign taxes) and applies only to U.S. citizens and residents. This summary is general in nature and is not tax advice. Participants are advised to consult their own tax advisors regarding the tax consequences of awards under the Restated Plan.

Tax Consequences to Participants

Non-Qualified Stock Options. In general: (a) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (b) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of the shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs and PSUs. No income generally will be recognized upon the award of RSUs and/or PSUs. The recipient of an RSU or PSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its Chief Executive Officer (“CEO”) and each of the three non-CEO most highly-compensated executive officers (other than, prior to 2018, its chief financial officer (“CFO”)) (the “Covered Employees”). However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders, although this exception is severely limited beginning in 2018, as described below. The 2010 Equity and Performance Incentive Plan included provision for certain long-term incentive awards designed to meet the definition of performance-based compensation under Section 162(m) which, if otherwise eligible, could qualify for the performance-based exception to the $1 million deduction limit. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, we did not previously limit executive compensation to amounts deductible under Section 162(m) if the Compensation Committee determined that doing so is in the best interests of the Company.

New Plan Benefits

Other than as described under the Key Data subsection of this proposal with respect to the 2026 annual awards to our non-employee directors and the award of PSUs to Mr. Jenke, and as set forth in the in the Existing Plan Benefits table below, the benefits that will be awarded or paid under the Restated Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Based upon past grants under the Company’s previous plans, including the 2018 Plan, it is the Company’s expectation that the Restated Plan should be sufficient to cover benefits awarded or paid to participants for the next year. Information about awards granted in prior fiscal years under the Company’s previous plans to the Company’s named executive officers may be found in the “Executive Compensation” section of this Proxy Statement and in the Existing Plan Benefits table below.

Existing Plan Benefits

As of March 17, 2026, the following aggregate numbers of option, RSU and PSU grants (not taking into account forfeitures) have been made under the 2018 Plan to the persons and categories of persons identified below:

Name and Position	Number of Shares Subject to Stock Options Granted (#)	Number of RSUs Granted (#)	Number of Performance- Based RSUs Granted (#)(1)
Richard K. Carnifax (Interim Chief Executive Officer and Chief Operating Officer)	168,465	32,860	392,433
Paul D. Arling (Former Chairman and Chief Executive Officer)	366,235	187,340	36,000
Wade M. Jenke (Chief Financial Officer) (1)	100,000	—	100,000
Bryan M. Hackworth (Former Chief Financial Officer and Senior Vice President)	115,760	75,465	116,235
Ramzi S. Ammari (Senior Vice President, Corporate Planning and Strategy)	97,280	64,065	102,432
David Chong (Former Executive Vice President, Global Sales)	19,455	47,049	53,217
All current executive officers as a group (3 persons)	365,745	96,925	594,865
All current directors who are not executive officers as a group (7 persons)	40,000	289,560	60,000
All employees (other than executive officers) as a group (170 persons)	107,475	1,232,975	—
Each director:
Michael D. Burger	—	23,156	—
Satjiv S. Chahil	—	59,441	—
Sue Ann R. Hamilton	20,000	52,774	—
William C. Mulligan	—	59,441	—
John Mutch	—	23,574	—
Rômulo C. Pontual	20,000	39,080	—
Eric B. Singer	—	32,094	—
JC Sparkman (former board member)	—	15,000	—
Gregory Stapleton (former board member)	—	20,000	—
Carl Vogel (former board member)	—	30,000	—
Edward K. Zinser (former board member)	—	59,441	—

(1)	Includes PSUs at target level.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of the additional shares of common stock under the Restated Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Restated Plan by our stockholders.

Equity Compensation Plan Information

The following table sets forth information regarding securities authorized for issuance under the Company’s equity compensation plans as of March 17, 2026:

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	734,030	$23.83	137,964
Equity compensation plans not approved by security holders	—	—	—

Total	734,030	$23.83	137,964

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION

AND APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND

RESTATED 2018 EQUITY AND INCENTIVE COMPENSATION PLAN.

Proposal 4—Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. In accordance with the requirements of Section 14A of the Exchange Act and the related compensation disclosure rules of the SEC, and consistent with our stockholders’ preference to provide annual advisory votes on the compensation of our named executive officers, we are asking our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As described in detail under the heading “Executive Compensation,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee will consider the voting results when it evaluates whether any changes should be made to the Company’s compensation program.

Accordingly, we ask our stockholders to approve the following resolution at the 2026 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including in the “Executive Compensation”, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Our current policy is to provide our stockholders with an opportunity to approve the compensation of the Company’s named executive officers each year at the annual meeting of stockholders. We expect that the next advisory vote on the compensation of our named executive officers will occur at our 2027 annual meeting of stockholders, and we will include an advisory vote on named executive officer compensation in our proxy materials every year at least until the next “Frequency of Say on Pay” vote, which will be no later than our 2029 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION

As a smaller reporting company under the Exchange Act, we are permitted to provide scaled executive compensation disclosure under Item 402 of Regulation S-K. We have elected to rely on those scaled disclosure requirements in this proxy statement. This section provides a description of our executive compensation philosophy, programs and practices, the compensation decisions the Compensation Committee made under those programs and the factors considered in making those decisions. This section discusses the material elements of the Company’s compensation program for the executive officers included in the Summary Compensation Table (our “named executive officers” or “NEOs”) for the year ended December 31, 2025:

Named Executive Officer	Title
Richard K. Carnifax	Interim Chief Executive Officer and Chief Operating Officer
Paul D. Arling	Former Chairman and Chief Executive Officer
Wade M. Jenke	Chief Financial Officer
Bryan M. Hackworth	Former Chief Financial Officer and Senior Vice President
Ramzi S. Ammari	Senior Vice President, Corporate Planning and Strategy
David Chong	Former Executive Vice President, Global Sales

Management Transitions

During 2025, the Company experienced significant changes in its executive leadership team. Effective May 1, 2025, in connection with Paul D. Arling’s retirement after service as our Chief Executive Officer for almost 25 years, Bryan M. Hackworth, the then Senior Vice President and Chief Financial Officer, assumed the role of the Company’s principal executive officer. Additionally, on May 1, 2025, the Board approved the promotion of Richard K. Carnifax to the position of Chief Operating Officer. Subsequently, on July 14, 2025, the Board unanimously appointed Mr. Carnifax as Interim Chief Executive Officer and as principal executive officer, effective immediately. Mr. Hackworth retired from his position as Chief Financial Officer effective September 5, 2025. On September 12, 2025, the Board unanimously appointed Sui Man Ho (a.k.a. Raymond Ho) as Interim Chief Financial Officer, principal financial officer and principal accounting officer, effective immediately. David Chong retired as the then Executive Vice President, Global Sales, effective December 19, 2025. With Mr. Ho continuing to serve as the Company’s Senior Vice President of Finance, effective as of December 30, 2025, the Board unanimously appointed Wade M. Jenke as Chief Financial Officer, principal financial officer and principal accounting officer. On March 13, 2026, Ramzi S. Ammari, the Company’s Senior Vice President, Corporate Planning and Strategy, notified the Company of his decision to retire effective May 29, 2026.

Pay for Performance

Our compensation programs and practices are designed to help recruit, retain and motivate key executives so that they may deliver the successful operating, financial and stockholder value performance expected by our investors.

Performance-Based Compensation

Our compensation program emphasizes annual and long-term performance-based incentives so that the vast majority of our named executive officers’ total compensation is tied to the Company’s financial or long-term stock price performance. The Compensation Committee strongly believes that executive compensation pay opportunities and pay actually realized should be tied to Company performance on an absolute basis, relative to similar technology companies and on competitive pay standards. During 2025, realized executive pay was tied to performance in two key ways: (1) the Company’s operating and financial performance and (2) the return to stockholders over time. The Company’s executive compensation program includes many features designed to maintain this alignment, while also protecting the Company against inappropriate risk taking and conflicts among the interests of the Company, its stockholders and its executives. The Compensation Committee believes that our compensation program and practices are consistent with industry standards and the competitive market in which we operate.

Say on Pay

At our 2025 annual meeting of stockholders, approximately 73.2% of our shares that were voted on the matter (including abstentions) cast a vote to approve our named executive officer compensation. The Compensation Committee was pleased with this favorable outcome and believes it conveyed our stockholders’ support of the Compensation Committee’s decisions and our existing executive compensation programs.

Consistent with this support, the Compensation Committee did not make any changes as a direct result of this vote and decided to retain the core design of our executive compensation programs for the remainder of 2025, as it believes the programs continue to attract, retain and appropriately incent senior management.

We also welcomed input on executive compensation as we interacted with stockholders on a number of matters throughout the year. The Board of Directors and the Compensation Committee duly consider stockholder input as well as the other factors discussed in these Executive Compensation disclosures and routinely review our executive compensation programs and practices.

At our 2023 annual meeting of stockholders, 90% of the votes cast were in favor of holding future advisory votes to approve named executive officer compensation every year. Accordingly, we will include an advisory vote to approve named executive officer compensation in our proxy materials every year at least until the next “Frequency of Say on Pay” vote, which will be no later than our 2029 annual meeting of stockholders.

Summary of Executive Compensation Practices

Corporate Governance and Best Practices

Our Compensation Committee has thoughtfully designed our executive compensation program using guidelines that create a “pay for performance” culture and a focus on profitability. Below we list executive compensation practices that we have implemented to appropriately structure our executive rewards and practices that we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

What We DO	What We DO NOT Do

✓ We pay for performance by tying executive compensation to annual operating goals and stockholder value – no annual incentives are paid to our NEOs when Company financial performance targets are not satisfied

✓ We grant PSUs subject to performance-based vesting tied to stock price targets that are significantly higher than the market price on the date of grant

✓ Our 2018 Plan requires a minimum one-year vesting period for equity awards

✓ Our 2018 Plan limits discretion to accelerate awards upon change in control

✓ We maintain competitive and reasonable post-employment and change in control arrangements

✓ We maintain clawback policies that exceed SEC requirements

✓ We maintain robust share ownership guidelines for our executives

✓ We prohibit executives from holding Company stock in margin accounts or pledging as collateral

✓ Our Compensation Committee consists entirely of independent directors

✓ We retain an independent compensation consultant

✓ We engage in outreach and maintain a dialogue with shareholders relating to the Company’s governance and compensation practices

× We do not guarantee our named executive officers any annual cash or equity incentive award amounts – all annual bonuses require successful performance against annual established goals

× We do not offer excessive or unusual executive perquisites

× We do not reprice stock options without stockholder consent

× We do not grant stock appreciation rights or options with below market exercise prices

× We do not offer a defined benefit pension plan

× We do not have a supplemental executive retirement plan

× We do not provide tax gross-ups on employee benefits or perquisites (except as grandfathered under an existing agreement with Mr. Ammari)

Philosophy and Overview of Our Compensation Program

This section describes our executive compensation philosophy and provides an overview of our compensation program and the rationale for each component of the program.

Philosophy and Objectives

The Compensation Committee believes that stockholder interests are best advanced by attracting and retaining a high-performing management team. To promote this objective, the Compensation Committee was guided by the following underlying principles in developing our executive compensation program:

•	Pay-for-Performance—A high proportion of total compensation should be at risk and tied to achievement of annual operating and strategic goals and/or increases in stockholder value.

•

Align Interests with Stockholders—Align the interests of management and shareholders by paying a substantial portion of total compensation in stock-based incentives and ensuring that executives accumulate meaningful stock ownership stakes over their tenure.

•	Long-Term Commitment—The program should be designed to gain a long-term commitment from the proven, accomplished executives that lead our success.

•	Sustainable Performance Orientation—The mix of incentives provided should motivate to achieve sustainable growth in the value of Company.

•

Focus on Total Compensation—Compensation opportunities should be considered in the context of total compensation relative to the pay practices of similar technology companies that compete with us for talent.

The Compensation Committee regularly evaluates the Company’s compensation arrangements to assess whether they are appropriately structured to support these objectives and are effective in enabling the Company to attract and retain top talent in key leadership positions.

Program Overview

Our executive compensation program is simple in design and limited in scope. We provide only one low-cost executive benefit (supplemental life insurance) and no perquisites to our executives located in the United States. Each program component and the rationale for it are highlighted below.

Element	Role and Purpose
Base Salary	• Provide a fixed element of pay based on an executive’s primary duties and responsibilities • Provide a competitive foundation for total compensation to recruit and retain top executive talent

Annual Incentives (Cash)

•

Motivate and reward achievement of annual financial targets, which drive the valuation of our stock

•

Enforce accountability for individual performance through discretionary increases or reductions in awards as deemed appropriate

Long-Term Incentives (Equity)

•

Promote stock ownership through the achievement of key financial and sustainability targets over a multi-year-period

•

Reward performance contributing to shareholder value through stock price growth

•

Promote retention of top executive talent

Retirement Savings	• Permit executives to participate in the Company’s 401(k) plan to facilitate retirement saving on the same basis as other employees

Executive Benefits	• Provide for executives’ families through supplemental life insurance policies

How We Make Pay Decisions

This section describes the participants and process for setting executive compensation at the Company.

Role of Chief Executive Officer in Setting Compensation

Each year management and the Board identify operating objectives that we believe need to be achieved for the Company to be successful. These objectives are derived largely from the Board’s financial and strategic planning sessions led by the Chief Executive Officer, during which the Company’s growth opportunities are analyzed and goals are established for the upcoming year. In addition to financial targets, the goals may include qualitative strategic and operational objectives that are aimed at creating long-term stockholder value. Achievement of these objectives is considered in making pay decisions for the Chief Executive Officer and our other executive officers.

The Chief Executive Officer assesses individual performance of each other named executive officer against established goals and expectations using criteria identified by the Compensation Committee. The Chief Executive Officer also provides the Compensation Committee with a self-assessment. The Compensation Committee reviews the Chief Executive Officer’s assessments as well as the competitive market ranges of each compensation component for our Chief Executive Officer and each of our other named executive officer and determines the base salary, target annual incentive, and long-term incentive opportunity for each such named executive officer. The Compensation Committee reviews all elements of compensation for the Chief Executive Officer based upon consideration of his contribution to the development and operating performance of the Company and competitive pay practices. The Compensation Committee considers the recommendations of the Chief Executive Officer in establishing compensation for all other named executives.

Throughout the process, the Compensation Committee also considers input from our independent compensation consultant as it deems necessary and advisable. The Compensation Committee develops and recommends pay changes for the Chief Executive Officer for final approval by the full Board.

Compensation Consultant

The Compensation Committee has the authority to retain compensation consulting firms exclusively to assist it in the evaluation of executive officer and employee compensation and benefit programs. Beginning in 2022, the Compensation Committee retained Pay Governance LLC, a nationally-recognized independent compensation consulting firm, to assist in performing its duties. Pay Governance LLC advised the Company with respect to compensation trends and best practices, stockholder view of compensation practices, and proxy disclosure. Since the Compensation Committee retained the core design of our previous year’s executive compensation program for 2025, the Compensation Committee did not request Pay Governance LLC to conduct a detailed review and analysis of our executive compensation program in 2025, and instead requested advice and counsel with respect to levels of specific components of the program, which included industry and peer group median pay benchmarking. In addition, the Compensation Committee sought and obtained guidance from other sources as it deemed appropriate. While our adviser periodically consults with management in performing work requested by the Compensation Committee, Pay Governance LLC did not perform any separate additional services for management. The Compensation Committee has determined that Pay Governance LLC is independent and there was no conflict of interest resulting from retaining Pay Governance LLC. In reaching these conclusions, the Compensation Committee also considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable listing standards.

Peer Group

The Compensation Committee believes that it is appropriate to offer competitive total compensation packages to our named executive officers in order to attract and retain top executive talent. The Compensation Committee worked with Pay Governance LLC to establish a compensation peer group (the “Peer Group”) and to monitor the compensation practices of our primary competitors and Peer Group for executive talent. The Compensation Committee utilizes this information to establish pay ranges for our NEOs.

The Compensation Committee reviews and approves the Peer Group each year. The Peer Group used for 2025 was the same as was used for 2024. The Compensation Committee believes that these companies are an appropriate peer group for comparison, as well as a group that is large and diverse enough so that any one company does not alter the overall analysis.

Universal Electronics 2025 Executive Compensation Peer Group
Electronic Equipment and Instruments	Electronic Components/ Household Appliances	Electronic Manufacturing Services	Application Software	Consumer Electronics	Systems Software
Arlo Technologies	Bel Fuse Inc.	CTS Corporation	Alarm.com Holdings, Inc.	GoPro, Inc.	Dolby Laboratories, Inc.

Cognex Corporation	iRobot Corporation	Kimball Electronics	InterDigital, Inc.	VOXX International Corporation	Xperi Inc.

Daktronics Inc.	Knowles Corporation	Methode Electronics, Inc.

FARO Technologies, Inc.	Rogers Corporation

Novanta Inc.

OSI Systems, Inc.

Vishay Precision Group, Inc.

Setting Executive Compensation for 2025

In determining the base salary, target annual incentives and equity awards of each of our named executive officers for 2025, the Compensation Committee considered:

•	the scope and complexity of the functions the executive oversees;

•	the contribution of those functions to our overall performance;

•	individual capability and maturity in role;

•	individual performance;

•	role criticality and difficulty to replace the executive; and

•	compensation practices of our peers, including members of our Peer Group.

During 2025, the Company experienced significant changes in its executive leadership team. In connection with these management transitions, the Compensation Committee carefully reviewed and evaluated the compensation arrangements for our continuing, incoming and departing executive officers to ensure that compensation decisions were appropriate, competitive, and aligned with the best interests of the Company and its stockholders. The Compensation Committee considered various factors in its review, including the circumstances of each transition, the need to attract and retain qualified leadership, market compensation data, and the Company’s compensation philosophy.

Elements of Named Executive Officer Compensation

We generally allocate among the principal elements of our total compensation program (base salary, annual performance incentives, and long-term equity awards) based on market practices. This ensures that our compensation program is effective for attracting and retaining key leaders.

Base Salary

We review our NEO’s base salaries annually, and change them from time to time in consideration of performance, increased responsibilities, peer group studies and market competitiveness. The salaries of our NEOs for 2025 and any change in base salary from 2024 to 2025 is reflected in the chart below:

Executive	2025 Base Salary	2024 Base Salary	Percent Change
Richard K. Carnifax (1)	$375,000	$326,925	14.7%
Paul D. Arling	$830,000	$830,000	0.0%
Wade M. Jenke (2)	$325,000	$—	—
Bryan M. Hackworth	$420,000	$416,925	0.7%
Ramzi S. Ammari	$420,000	$416,925	0.7%
David Chong	$340,000	$338,460	0.5%

(1)	On July 14, 2025, Mr. Carnifax was appointed as the Company’s Interim Chief Executive Officer. No changes were made to Mr. Carnifax’s base salary in connection with such appointment.
(2)	On December 30, 2025, Mr. Jenke was appointed as the Company’s Chief Financial Officer.

Annual Incentives – Cash

Our executives participate in the Universal Electronics Inc. Annual Performance Incentive Plan (the “Performance Incentive Plan”). During the first half of each year, the Compensation Committee identifies the named executive officers who will participate in the Performance Incentive Plan for that year and establishes the annual performance criteria. In 2025, the Performance Incentive Plan payment for named executives was determined in two steps. First, the Preliminary Annual Incentive was calculated using the following formula:

Base Salary x Target Annual Incentive % x Company Performance Factor = Preliminary Annual Incentive

Second, the Preliminary Annual Incentive may be modified in the discretion of the Compensation Committee in consideration of individual performance.

Company Performance Factor. For 2025, the Compensation Committee selected (i) revenue and (ii) adjusted non-GAAP diluted earnings per share (“EPS”) as the appropriate performance measures for the Performance Incentive Plan. Revenue is a reflection of the growth of the Company’s business and EPS is a reflection of the operating performance of the Company and directly influences return to stockholders. In addition, management and stockholders use EPS to value the Company.

Adjusted non-GAAP diluted earnings (loss) per share may be found in our press releases related to our quarterly and annual earnings releases and excludes the following items: stock-based compensation, amortization of acquired intangible assets, litigation costs, factory restructuring costs, legal judgments, severance, lease termination costs, foreign currency gains and losses, the tax effects of the foregoing adjustments, valuation allowances on certain deferred tax assets, and certain net deferred tax adjustments.

The following table shows the percentage of target funding for the various levels of performance and shows, for each NEO, the amount of his annual incentive as a percentage of base salary paid at each performance level:

	Threshold	Target	Maximum	Actual
Revenue	$400,000,000	$400,000,000	$400,000,000	$368,288,000
Percent of Target Funding	100%	100%	100%	—
Adjusted Non-GAAP Diluted Earnings (Loss) per Share (1)	$0.50	$0.50	$0.85	$0.31
Percent of Target Funding	100%	100%	200%	—
Richard K. Carnifax (2)	65%	65%	130%	—
Paul D. Arling	100%	100%	200%	—
Wade M. Jenke (3)	—	—	—	—
Bryan M. Hackworth	70%	70%	140%	—
Ramzi S. Ammari	60%	60%	120%	—
David Chong	50%	50%	100%	—

(1)	Adjusted Non-GAAP Diluted Earnings (Loss) per share targets are inclusive of Performance Incentive Plan amounts funded.
(2)

Mr. Carnifax was appointed as the Company’s Interim Chief Financial Officer effective July 14, 2025. No changes were made to his annual incentive opportunity under the Performance Incentive Plan in connection with such appointment.

(3)	Mr. Jenke was appointed as the Company’s Chief Financial Officer effective December 30, 2025 and was not eligible to participate in the Performance Incentive Plan for 2025.

Individual Performance Factor. The Compensation Committee also evaluates individual performance in determining the final incentive awards for our named executives. In making this evaluation, the Chief Executive Officer provides his assessment of the other executives as input to the Compensation Committee’s evaluations. For 2025, since the Company Performance Factor was zero (0), no amounts were paid to our executive officers under the Performance Incentive Plan regardless of individual performance ratings.

No Amounts Paid Under the Performance Incentive Plan for 2025. The Company performance measures were not satisfied for 2025, and therefore no annual incentives were paid under the Performance Incentive Plan. The 2025 Performance Incentive Plan award calculations for our NEOs are indicated in the following table:

Executive	Target Annual Incentive Opportunity as a % of Base Salary	Company Performance Factor	Individual Performance Rating	Actual Annual Incentive Award
Paul D. Arling	100%	0%	N/A	$—
Bryan M. Hackworth	70%	0%	N/A	$—
Ramzi S. Ammari	60%	0%	N/A	$—
Richard K. Carnifax	50%	0%	N/A	$—
David Chong	50%	0%	N/A	$—

Long-Term Incentives – Equity Awards

The Compensation Committee sets guideline award levels for long-term equity compensation for our NEOs. Each executive’s actual grant value of long-term equity compensation is individually determined at the discretion of the Compensation Committee, after considering:

•	the named executive’s skills, experience, long-term contributions, and potential; and

•	individual and Company performance in the prior year.

Existing stock ownership levels are not a factor in award determination, as we do not want to discourage executives from holding our stock beyond the level of the established stock ownership guidelines.

Once the value of the long-term equity compensation award is determined, the Compensation Committee uses a mix of options, restricted stock units and performance stock units when making the annual long-term equity awards. The Compensation Committee believes that the use of these equity vehicles strikes an appropriate balance between rewarding increases in the market value of our Common Stock (options and performance stock units) and motivating retention with the Company (restricted stock units). In addition, restricted stock units provide executives the benefits of stock price increases while still carrying the risks that other stockholders assume for stock price declines. In 2025, in furtherance of our strong focus on pay for performance, almost 75% of the equity awards granted to our NEOs were PSUs subject to vesting based on the achievement of stock price targets of at least two times the closing price on the date of grant and continued employment through set dates. All other equity awards granted to our NEOs during 2025 were granted as stock options with an exercise price equal to the closing price on the date of grant. In 2024, 50% of the equity awards granted to our NEOs were PSUs subject to vesting based on the achievement of stock price targets of at least two times the closing price on the date of grant and continued employment through set dates.

The stock price used to determine the number of restricted stock units granted to our employees under our stock incentive plans is the average of the high and low trades of our stock on the grant date. For financial reporting purposes, the 2025 performance stock units were valued using an average Monte Carlo fair value.

Restricted Stock Unit Features. We determine the vesting schedule of each award after considering our performance, alignment, and retention objectives, as well as the financial impact of the award. The 2025 restricted stock unit awards granted to our NEOs are subject to a three-year vesting period (33.33% on each anniversary of the grant date). Under the terms of our stock incentive plans, unvested restricted stock units are forfeited if the executive voluntarily leaves the Company.

Performance Stock Unit Features. The 2025 performance stock unit awards granted to our NEOs are subject to a three-year ratable vesting period (service condition) and must achieve market conditions based upon our stock price. We believe that this vesting schedule aids us in retaining executives and motivating long-term performance. Under the terms of our stock incentive plans, unvested performance stock units are forfeited if the executive voluntarily leaves the Company.

Option Features. We determine the vesting schedule of each award after considering our performance, alignment, and retention objectives, as well as the financial impact of the award. The 2025 option awards granted to our NEOs are subject to a three-year vesting period (33.33% on each anniversary of the grant date). Under the terms of our stock incentive plans, unvested options are forfeited if the executive voluntarily leaves the Company.

Post-Employment Compensation

We provide all of our executive officers, including our named executive officers with certain post-employment compensation and benefits, including change in control severance benefits, which are described below in the section entitled Potential Payments upon Termination or Change in Control. These change in control severance benefits are provided so that our executives may focus on change in control transactions without concern for their personal financial situation.

Retirement Plan

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other employees. The Company may make discretionary contributions to the 401(k) plan. From January 1, 2025 through September 19, 2025, we made matching contributions of 25% of the first 15% of an eligible employee’s eligible compensation contributed under our 401(k) plan. Company matching contributions vest at a rate of 20% for each full year of service with the Company (fully vested after attaining five (5) years of service), subject to full vesting on attainment of normal retirement age, death or disability. Our 401(k) match was suspended for payroll periods beginning on October 4, 2025 and remained suspended for the remainder of 2025.

Health and Welfare Benefits

We provide health and welfare benefits to our executive officers, including our named executive officers, on the same basis as all of our full-time employees. These benefits generally include health, dental, vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our executive officers.

Executives resident in the United States, including our named executive officers, are eligible to receive Company-paid supplemental life insurance in excess of what is provided to non-executive employees.

Perquisites and Other Personal Benefits

Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value, and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on and optimally perform in their role with us. We do not currently provide perquisites or other personal benefits to our executive officers.

Executive Officer Stock Ownership Guidelines

The Company maintains stock ownership guidelines for our executive officers, including the named executive officers. These guidelines are designed to align the executives’ long-term financial interests with those of stockholders. The ownership guidelines are as follows:

Position	Value of Common Stock to be Owned
Chief Executive Officer	Four times base salary
Other executives, including the NEOs	One times base salary

For the purposes of meeting this minimum stock ownership requirement, each equivalent share of common stock held under our benefit plans and each time-based restricted stock unit is considered as a share of common stock. Stock options and unvested performance-based restricted stock units are not considered towards meeting this requirement. The Compensation Committee reviews ownership levels of our executives periodically.

Anti-Pledging and Hedging Policies

The Company has an anti-pledging policy prohibiting all directors and executive officers of the Company from pledging any such stock as collateral for any loan or holding Company shares in an account that has margin debt. Hedging the Company’s stock is generally permitted within prescribed trading windows and otherwise in accordance with the Company’s Insider Trading Policy.

Tax Deductibility of Compensation

The Compensation Committee considers, among other relevant factors, the deductibility of compensation when it reviews our compensation plans and policies. However, there can be no assurance that any compensation will, in fact, be deductible, and the Compensation Committee may award non-deductible compensation when it determines it to be appropriate. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and certain current and former executive officers.

Clawback Policies

Effective November 13, 2023, in accordance with SEC and Nasdaq requirements, the Company adopted a new Compensation Recoupment Policy (the “Clawback Policy”), which provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

The Clawback Policy does not condition such clawback on the fault of the executive officer, but the Company is not required to recoup amounts in limited circumstances set forth in the Clawback Policy where the Compensation Committee has made a determination that recovery would be impracticable. Operation of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

The Company also maintains its previous clawback policy applicable to our executive officers (the “Original Policy”), which will continue to apply to incentive-based compensation received prior to October 2, 2023. Pursuant to the Original Policy, if the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board will take action to remedy the misconduct, prevent its recurrence, and impose discipline on the wrongdoer as appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limit, (i) termination of employment, (ii) initiating an action for breach of fiduciary duty, and (iii) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

The 2018 Plan also provides that the Compensation Committee may provide for the recoupment or forfeiture of any awards and corresponding gains if a participant has engaged in any “detrimental activity” as defined in the 2018 Plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Executive Compensation disclosure with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Executive Compensation disclosure should be included in our 2026 Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Compensation Committee of the Board of Directors

Eric B. Singer — Chair
Satjiv S. Chahil
Sue Ann R. Hamilton

Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Performance Stock Awards (3) ($)	Option Awards (4) ($)	All Other Compensation (5) ($)	Total ($)
Richard K. Carnifax	2025	394,125	—	630,851	231,000	5,214	1,261,190
Interim Chief Executive Officer and COO (6)	2024	326,925	119,420	66,085	—	11,250	522,940
	2023	302,300	199,975	—	199,975	10,250	713,500
Paul D. Arling	2025	392,654	—	—	—	425,519	818,173
Former Chief Executive Officer (7)	2024	830,000	307,080	169,920	—	27,010	1,334,010
	2023	830,000	1,399,965	—	1,399,995	28,775	3,658,735
Wade M. Jenke	2025	2,500	—	166,667	166,000	—	335,167
Chief Financial Officer (8)
Bryan M. Hackworth	2025	348,923	—	197,832	—	9,053	555,808
Former Chief Financial Officer (9)	2024	416,925	238,840	132,155	—	17,855	805,775
	2023	400,000	399,955	—	400,005	17,605	1,217,565
Ramzi S. Ammari	2025	448,819	—	175,851	—	7,470	632,140
Senior Vice President, Corporate Planning and Strategy	2024	416,925	204,720	113,280	—	15,030	749,955
	2023	400,000	350,055	—	350,025	16,330	1,116,410
David Chong	2025	365,200	—	87,926	—	8,687	461,813
Former Executive Vice President, Global Sales (11)	2024	338,460	119,420	66,085	—	15,250	539,215
	2023	367,140	95,120	—	—	4,760	467,020

(1)

This column represents amounts received by the named executive officer as base salary. For 2025, this column also includes $32,452 paid to Mr. Carnifax, $36,411 paid to Mr. Ammari and $27,815 paid to Mr. Chong, for accrued but unused paid-time off under the Company’s paid-time off policy as of October 3, 2025, when the Company transitioned paid-time off policy that does not allow for accruals.

(2)

This column represents the total grant date fair value of restricted stock unit awards granted during 2025, 2024 and 2023. The amounts were computed in accordance with FASB ASC Topic 718, “Stock Compensation.” For additional information regarding stock-based compensation and the assumptions used in calculating the grant date fair value, please refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC. The restricted stock unit awards granted to our named executive officers during 2023, 2024, and 2025 vest ratably over three years.

(3)

This column represents the total grant date fair value of performance stock unit awards granted during 2025 and 2024. The amounts were computed in accordance with FASB ASC Topic 718, “Stock Compensation.” For additional information regarding stock-based compensation and the assumptions used in calculating the grant date fair value, please refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.

Performance stock unit awards granted to our named executive officers during 2025 and 2024 vest ratably over a three-year time frame, subject to share price-based market conditions.

The value of the performance stock units granted in 2024 for performance at maximum would be as follows: Mr. Arling $301,680, Mr. Hackworth $234,632, Mr. Ammari $201,120, Mr. Carnifax $117,328 and Mr. Chong $117,328.

(4)

This column represents the total grant date fair value of stock options granted during 2025 and 2023 and the amounts were computed in accordance with FASB ASC Topic 718, “Stock Compensation.” For additional information regarding stock-based compensation and the assumptions used in calculating the grant date fair value, please refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC. Stock options granted to our named executive officers become exercisable upon vesting. Stock options granted to our named executive officers in 2025 vest at a rate of 33.33% on the first three anniversaries of the date of grant. Stock options granted to our named executive officers in 2023 vest at a rate of 33.33% on the first anniversary of the date of grant, and 8.33% each quarter thereafter.

(5)	See the “All Other Compensation Table” below for additional information.
(6)	Mr. Carnifax was appointed as the Company’s Chief Operating Officer effective May 1, 2025 and as the Company’s Interim Chief Executive Officer effective July 14, 2025.
(7)

Mr. Arling resigned as the Company’s Chief Executive Officer effective May 1, 2025; however, Mr. Arling continued to provide services to the Company as a consultant pursuant to the terms of the Transition Agreement and the Consulting Agreement through June 30, 2025, as further described below under “Compensation Agreements”.

(8)	Mr. Jenke was appointed as the Company’s Chief Financial Officer effective December 30, 2025.
(9)	Mr. Hackworth retired from his role as the Company’s Chief Financial Officer effective September 5, 2025.
(10)	Mr. Chong retired from his role as the Company’s Executive Vice President, Global Sales, effective December 19, 2025.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name of Executive	Year	Premiums for Life Insurance (1) ($)	Company 401(k) Plan Contributions ($)	Severance Payments / Consulting Fees (2) ($)	Total All Other Compensation ($)
Richard K. Carnifax	2025	—	5,214	—	5,214
	2024	—	10,510	—	10,510
	2023	—	11,250	—	11,250
Paul D. Arling	2025	6,887	3,632	415,000	425,519
	2024	13,775	13,235	—	27,010
	2023	13,775	15,000	—	28,775
Wade M. Jenke	2025	—	—	—	—
Bryan M. Hackworth	2025	1,303	7,750	—	9,053
	2024	2,605	15,250	—	17,855
	2023	2,605	15,000	—	17,605
Ramzi S. Ammari	2025	1,332	6,138	—	7,470
	2024	1,330	13,700	—	15,030
	2023	1,330	15,000	—	16,330
David Chong	2025	—	8,687	—	8,687
	2024	—	15,250	—	15,250
	2023	—	4,760	—	4,760

(1)	This column represents supplemental life insurance premiums paid by the Company for the benefit of the applicable named executive officer.
(2)

For 2025, this column represents $275,000 of severance payments paid to Mr. Arling pursuant to the terms of the Transition Agreement and $140,000 paid to Mr. Arling pursuant to the terms of the Consulting Agreement, each as further described below under “Compensation Agreements”.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table provides information on the stock options, restricted stock unit and performance stock unit awards held by our named executive officers as of December 31, 2025:

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price (1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested (3) ($)
Richard K. Carnifax	2/9/2023		16,926	1,539		24.765	2/9/2030	—	—	—	—
	2/7/2024		—	—		—	—	—	—	14,001	50,544
	4/9/2025		—	—		—	—	—	—	39,216	141,570
	4/9/2025		—	—		—	—	—	—	39,216	141,570
	11/13/2025		—	—		—	—	—	—	150,000	541,500
	11/13/2025		—	—		—	—	—	—	150,000	541,500
	11/13/2025		—	150,000	(4)	2.97	11/13/2035	—	—	—	—
	Various	(5)	—	—		—	—	6,503	23,476	—	—
Paul D. Arling	2/7/2024		—	—		—	—	—	—	36,000	129,960
	2/13/2019		63,230	—		27.065	2/13/2026	—	—	—	—
	2/12/2020		59,320	—		46.17	2/12/2027	—	—	—	—
	2/11/2021		43,805	—		59.43	12/11/2028	—	—	—	—
	2/10/2022		70,610	—		34.555	2/10/2029	—	—	—	—
	2/9/2023		129,270	—		24.765	2/9/2030	—	—	—	—
Wade M. Jenke	12/30/2025		—	—		—	—	—	—	100,000	361,000
	12/30/2025		—	100,000	(4)	3.19	12/30/2035	—	—	—	—
Ramzi S. Ammari	2/13/2019		19,455	—		27.065	2/13/2026	—	—	—	—
	2/12/2020		15,535	—		49.170	2/12/2027	—	—	—	—
	2/11/2021		11,475	—		59.430	2/11/2028	—	—	—	—
	2/10/2022		18,495	—		34.555	2/10/2029	—	—	—	—
	2/9/2023		29,627	2,693	(6)	34.765	2/9/2030	—	—	—	—
	2/7/2024		—	—		—	—	—	—	24,000	86,640
	4/9/2025		—	—		—	—	—	—	39,216	141,570
	4/9/2025		—	—		—	—	—	—	39,216	141,570
	Various	(7)	—	—		—	—	11,177	40,349	—	—
David Chong	2/13/2019		19,455	—		27.065	2/13/2026	—	—	—	—
	2/7/2024		—	—		—	—	—	—	14,001	50,544
	4/9/2025		—	—		—	—	—	—	19,608	70,785
	4/9/2025		—	—		—	—	—	—	19,608	70,785
	Various	(8)	—	—		—	—	9,165	33,086	—	—

(1)	The option exercise prices are based upon the average of the high and low trades on the grant dates.
(2)	The market value of unvested restricted stock unit awards is calculated based on the $3.61 closing price of UEIC common stock on December 31, 2025, which was the last business day of 2025.

(3)

Performance stock unit awards vest ratably over a three-year time frame, subject to share price-based market conditions. The market value of unvested performance stock unit awards is calculated based on the $3.61 closing price of UEIC common stock on December 31, 2025, which was the last business day of 2025.

(4)	The stock options vest at a rate of 33.33% on the first three anniversaries of the date of grant.
(5)

Mr. Carnifax’s restricted stock unit award dated February 9, 2023 vests as follows: 672 shares on February 9, 2026. Mr. Carnifax’s restricted stock unit award dated February 7, 2024 vests as follows: 1,167 shares on February 7, 2026 and 1,666 shares each quarterly anniversary thereafter until the final vesting on February 7, 2027.

(6)	The stock options vest at a rate of 33.33% on the first anniversary of the date of grant, and 8.33% each quarter thereafter.
(7)

Mr. Ammari’s restricted stock unit award dated February 9, 2023 vests as follows: 1,177 shares on February 9, 2026. Mr. Ammari’s restricted stock unit award dated February 7, 2024 vests as follows: 2,000 shares on February 7, 2026, and each quarterly anniversary thereafter until the final vesting on February 7, 2027.

(8)

Mr. Chong’s restricted stock unit award dated May 23, 2023 vests as follows: 3,334 shares on May 23, 2026. Mr. Chong’s restricted stock unit award dated February 7, 2024 vests as follows: 1,167 shares on February 7, 2026, and 1,166 shares each quarterly anniversary thereafter until the final vesting on February 7, 2027.

(9)	Mr. Hackworth’s employment with the Company terminated effective September 5, 2025, and therefore Mr. Hackworth did not hold any outstanding equity awards as of December 31, 2025.

Compensation Agreements

Paul D. Arling Employment Agreement

On March 19, 2025, Paul D. Arling informed the Company’s Board of Directors that he would retire from his position as Chief Executive Officer the Company, effective as of the earlier of April 30, 2025 or the date a new Chief Executive Officer commences employment with the Company. Mr. Arling ceased serving as the Company’s Chief Executive Officer effective April 30, 2025 and as the Company’s Chairman of the Board effective as of the Company’s 2025 annual meeting of stockholders held on May 27, 2025.

In connection with Mr. Arling’s retirement, Mr. Arling and the Company entered into a Transition Agreement and Release of Claims dated March 19, 2025 (the “Transition Agreement”). Subject to the terms and conditions of the Transition Agreement, Mr. Arling continued to receive his then-current base salary and benefits through April 30, 2025, at which time Mr. Arling’s the Executive Officer Employment Agreement entered into between the Company and Mr. Arling dated April 23, 2003 (as amended), automatically terminated and was no longer of any force and effect. Under the terms of the Transition Agreement, Mr. Arling also received a severance payment in the amount of $275,000, less applicable taxes and other withholdings, and continued health benefits through April 30, 2026, in exchange for a release of claims and other covenants which are set forth in the Transition Agreement. Pursuant to the Transition Agreement and in accordance with the provisions of the Company’s stock option plan and Mr. Arling’s individual equity award agreements, (i) Mr. Arling’s unvested stock options and restricted stock unit awards as of April 30, 2025 become fully vested on April 30, 2025 and (ii) the service-based vesting provisions of Mr. Arling’s performance-based stock unit awards accelerated and the performance-based vesting provisions of Mr. Arling’s performance-based stock unit awards remained eligible to vest in accordance with and subject to the terms contained in his performance-based stock unit awards.

Additionally, Mr. Arling and the Company entered into a Consulting Agreement, effective May 1, 2025 (the “Consulting Agreement”) pursuant to which Mr. Arling continued to provide transition services to the Company through June 30, 2025, to support the Company and management in the transition of a new Chief Executive Officer, including with respect to current management and customer relations. In exchange, the Company paid Mr. Arling an aggregate amount of $140,000 in connection with services performed pursuant to the Consulting Agreement. The Consulting Agreement expired on June 30, 2025.

Bryan M. Hackworth Employment Agreement

On August 8, 2025, Bryan M. Hackworth informed the Company’s Board of Directors that he would retire from his position as Chief Financial Officer of the Company, effective as of September 5, 2025. No severance, transition or consulting agreement was entered into with Mr. Hackworth in connection with his retirement from the Company. Although Mr. Hackworth had previously entered into an SCA with the Company in November 1999, Mr. Hackworth ceased to be eligible to receive benefits under the SCA at the time of his retirement.

Ramzi S. Ammari Salary Continuation Agreement and Letter Agreement

Ramzi S. Ammari and the Company entered into a Salary Continuation Agreement (“SCA”) in November 1999. The SCA was entered into as part of an employment hiring and retention practice of the Company at that time. There have been no SCAs entered into since 2010, and the Company no longer offers SCAs to its employees. The SCA represents a binding obligation of the Company that takes effect upon the occurrence of a “Change in Control” (as defined in the SCA). When effective, the SCA operates as an employment agreement providing for a term of employment with us for a period of 12 months. In addition, the SCA provides that Mr. Ammari is entitled to receive increases in salary and bonuses during the term of the SCA in accordance with our standard policies and practices; however, in no event would this base salary and bonus be less than the base salary and bonus Mr. Ammari received in the year immediately preceding the effective date of the SCA. Furthermore, each SCA provides that Mr. Ammari be entitled to receive equity grants and to otherwise participate in our incentive compensation and benefits plans and other customary benefit programs in effect from time to time, but in no event would such participation be less than that provided to Mr. Ammari immediately prior to the effective date of the SCA.

Under each SCA, if we terminate Mr. Ammari’s employment for reasons other than Mr. Ammari’s death or disability or “for cause” (as defined in the SCA) or if Mr. Ammari resigns for “good reason” (as defined in the SCA), Mr. Ammari would receive, in one lump sum, (i) an amount equal to 12 months of salary payments, (ii) an amount equal to (x) 12 months multiplied by (y) the greater of (1) the monthly rate of his bonus payment for the bonus period in the year immediately prior to the termination date or (2) the estimated amount of the bonus for the period which includes his termination date (without regard to any attempted reduction or discontinuance of such bonus), (iii) the value of incentive compensation and rights to receive equity grants to which he would have been entitled under all incentive compensation and option/stock plans maintained by the Company if he had remained employed for 12 months and (iv) continued participation in our benefit plans for 12 months following such termination or resignation.

On March 13, 2026, Mr. Ammari notified us of his decision to retire effective May 29, 2026. In connection therewith, the Company and Mr. Ammari entered into a letter agreement pursuant to which, in the event that Mr. Ammari’s employment with the Company is terminated without cause prior to May 29, 2026, he will be paid, as a severance payment, his current base salary from the date of termination through May 29, 2026, subject to his execution, delivery and non-revocation of the Company’s standard form of separation agreement and release.

Potential Payments upon Termination or Change in Control

Severance Benefits for Executive Officers

Except for the severance benefits previously provided to Mr. Arling and the severance benefits provided to Mr. Ammari under the SCA, each as described above under Compensation Agreements, we do not have a written severance benefits program for our executive officers.

Treatment of Stock Options, RSUs and PSUs

Awards Granted Prior to May 2025. As provided in the 2018 Plan and corresponding award agreements for stock option, restricted stock unit and performance-based stock unit awards granted prior to May 2025, in the event that an executive’s employment with the Company is terminated without cause, due to constructive termination, death or total disability, or upon the occurrence of a change in control (each as defined in the 2018 Plan), the executive shall be fully vested in the stock option, restricted stock units, or performance-based stock units as of such date of termination or the effective date of the change in control, as applicable; provided that any performance-based stock units that remain outstanding and unvested as of immediately prior to a change in control shall vest based on performance measured during a set period prior to the change in control and taking into account the per share deal price (as defined under the applicable award agreement), subject to the executive’s continued employment through the effective date of the change in control.

Awards Granted During and After May 2025. As provided in the 2018 Plan and corresponding award agreements for stock option, restricted stock unit and performance-based stock unit awards granted during and after May 2025, (a) in the event that an executive’s employment with the Company terminates for any reason, any unvested stock options, restricted stock units and performance-based restricted stock units will be forfeited immediately upon the executive’s termination, and (b) in the event of an occurrence of a change in control (as defined under the 2018 Plan), any unvested stock options and restricted stock units shall vest as of the effective date of the change in control, provided that any performance-based stock units that remain outstanding and unvested as of immediately prior to a change in control shall vest based on performance measured during a set period prior to the change in control and taking into account the per share deal price (as defined under the applicable award agreement), subject to the executive’s continued employment through the effective date of the change in control.

Tax Gross-Up

As provided in SCA, in the event it is determined that any compensation payment or distribution as the result of a change in control (as defined in the SCA) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to the excise tax (together the “excise tax”), the Company will pay to Mr. Hackworth an additional payment (a ”gross-up payment”) in an amount such that after payment by the participant of all taxes, including any excise tax imposed on any gross-up payment, the participant retains an amount of the gross-up payment equal to the excise tax imposed upon the payment.

Pay Versus Performance
The following table sets forth the compensation for our CEO and the average compensation for our
Non-CEO
NEOs, as set forth in the Summary Compensation Table (“SCT”) on page 48 of this proxy statement and to reflect the Compensation Actually Paid (“CAP”) to such individuals, as defined under SEC’s pay versus performance disclosure rules, Item 402(v) of Regulation
S-K,
over the last three (3) years. The table also provides information on our cumulative total shareholder return (“TSR”) and net income. We are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below includes neither a column for a “Company-Selected Measure” nor does it include the year-end
values of $100 invested in a peer group or industry index.

Compensation amounts are presented in thousands; TSR assumes a fixed $100 investment.

Year	Summary Compensation Table for Interim CEO ($) (1)	Compensation Actually Paid to Interim CEO ($) (2)	Summary Compensation Table Total for Former CEO ($) (1)	Compensation Actually Paid Former CEO ($) (2)	Average Summary Compensation Table Total for non-CEO NEOs ($) (3)(4)	Average Compensation Actually Paid to non-CEO NEOs ($) (5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss)
2025	$1,261	2,077	$818	(279)	496	529	$17.34	($18,599)
2024	$0		$1,334	$1,704	$654	$784	$21.05	($24,029)
2023	$0		$3,659	$382	$880	$276	$17.97	($98,238)

(1)
The dollar amount reported is the total compensation reported to Mr. Carnifax for 2025 in the Total” column of the SCT. Mr. Carnifax was appointed as the Company’s Chief Operating Officer effective May 1, 2025 and as the Company’s Interim Chief Executive Officer effective July 14, 2025. The dollar amounts reported are the total compensation reported to Mr. Arling (“Former CEO”) for each fiscal year in the “Total” column of the SCT. Mr. Arling served as our Chief Executive Officer from 2020 until his retirement in May 2025.

(2)	The amounts reported in this column represent the amount of CAP to our Interim CEO and Former CEO, as appliable, computed in accordance with Item 402(v) of Regulation S-K, as follows:

	Interim CEO	Former CEO
Adjustments to Determine Compensation Actually Paid (in thousands)	2025	2025	2024	2023
Total compensation as reported in the SCT	$1,261	$818	$1,334	$3,659
Deduction for amounts reported under the “Stock Awards” column in the SCT	—	—	(307)	(1,400)
Deduction for amounts reported under the “Performance Stock Awards” column in the SCT	(630)	—	(170)	—
Deduction for amounts reported under the “Option Awards” column in the SCT	(231)	—	—	(1,400)
Increase for fair value of awards granted during the current year that remain unvested as of year end	1,908	—	646	782
Increase/deduction for change in fair value from prior year end to current year end of awards granted prior to the current year that were outstanding and unvested as of year end	(187)	(808)	177	(1,167)
Increase/deduction for change in fair value from prior year end to vesting date of awards granted prior to the current year that vested during the current year	(42)	(289)	24	(92)

CAP (as calculated)	$2,077	$(279)	$1,704	$382

(3)
The amounts reported in this column represent the average of the amounts reported for the Company’s
Non-CEO
NEOs as a group in the “Total” column of the SCT in each applicable year. The names of each of the
Non-CEO
NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Messrs. Jenke, Hackworth, Ammari and Chong; (ii) for each of 2024 and 2023, Messrs. Hackworth, Ammari, Carnifax, and Chong.

(4)	The amounts reported in this column represent the average amount of CAP to the Non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K, as follows:

Adjustments to Determine Compensation Actually Paid for Non-CEO NEOs (in thousands)	2025	2024	2023	2022	2021
Total compensation as reported in the SCT	$496	$654	$880	$766	$818
Deduction for amounts reported under the “Stock Awards” column in the SCT	—	(171)	(261)	(226)	(219)
Deduction for amounts reported under the “Performance Stock Awards” column in the SCT	(157)	(94)	—	—	—
Deduction for amounts reported under the “Option Awards” column in the SCT	(42)	—	(238)	(181)	(219)
Increase for fair value of awards granted during the current year that remain unvested as of year end	276	359	156	211	267
Increase/deduction for change in fair value from prior year end to current year end of awards granted prior to the current year that were outstanding and unvested as of year end	(35)	31	(231)	(573)	(519)
Increase/deduction for change in fair value from prior year end to vesting date of awards granted prior to the current year that vested during the current year	(10)	5	(30)	(151)	10

CAP (as calculated)	$529	$784	$276	$(154)	$138

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO and our
Non-CEO
NEOs (as a group) versus the Company’s five-year cumulative TSR.

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO and our
Non-CEO
NEOs (as a group) versus the Company’s Net Income.

Proposal 5 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board, acting on the recommendation of its Audit Committee, has appointed Grant Thornton LLP (“Grant Thornton”), a firm of independent registered public accountants, as auditors, to examine and report to the Board and to our stockholders on the Company’s 2026 consolidated financial statements. Grant Thornton has served as our independent registered public accounting firm since 2005.

Although ratification of the appointment of Grant Thornton is not legally required, the Board is submitting it to the stockholders as a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm in future years.

Representatives of Grant Thornton will be present at the 2026 Annual Meeting to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The aggregate fees for professional services delivered by Grant Thornton for the years ended December 31, 2025 and 2024 were as follows:

(In thousands)	For the Year Ended
Type of fees	12/31/2025 (1)	12/31/2024 (1)
Audit fees (2)	$1,667	$1,638
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$1,667	$1,638

(1)	Fees billed in foreign currencies are converted using the average exchange rate over the period.
(2)

Audit fees consist of fees for professional services provided in connection with the integrated audit of our consolidated financial statements, review of our quarterly consolidated financial statements and audit services related to other statutory and regulatory filings. The audit fees for services provided related to our statutory and regulatory filings were $188,000 and $180,000 for the years ended December 31, 2025 and 2024, respectively.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy requires that it pre-approve all audit and non-audit (greater than $20,000) services to be performed by the Company’s independent registered public accounting firm. Unless a service falls within a category of services that the Audit Committee has pre-approved, an engagement to provide the service requires pre-approval. Also, proposed services exceeding pre-approved cost levels require additional pre-approval.

Consistent with the rules established by the SEC, proposed services to be provided by the Company’s independent registered public accounting firm are evaluated by grouping the service fees under one of the following four categories: Audit services,

Audit-related services, Tax services and All other services. All proposed services are discussed and approved by the Audit Committee. In order to render approval, the Audit Committee has available a schedule of services and fees approved by category for the current year for reference, and specific details are provided. The Audit Committee has delegated pre-approval authority to its chair for cases where services must be expedited. The Company’s management provides the Audit Committee with reports of all pre-approved services and related fees by category incurred during the current fiscal year, with forecasts of additional services anticipated during the year.

All of the services related to fees disclosed above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

RELATED PERSONS TRANSACTIONS

Review and Approval of Related Persons Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The legal staff is primarily responsible for developing and implementing processes and controls to obtain information from the directors and executive officers with respect to related person transactions and then determine, based on facts and circumstances, whether the Company or related person has a direct or indirect material interest in the transaction. As required by SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the proxy statement.

Other than as described below, there are no transactions or series of similar transactions, since January 1, 2024, to which we were a party or will be a party, in which:

•	the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year end for our last two completed fiscal years; and

•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Employment Arrangements and Indemnification Agreements

We have entered into employment arrangements with certain of our current and former executive officers. See “Compensation Agreements.”

We have also entered into indemnification agreements with certain of our officers and directors that require us to indemnify our officers and directors to the fullest extent permitted by Delaware law.

Security Ownership of Directors and Executive Officers

Our common stock is our only outstanding class of equity securities. The following table sets forth the information regarding shares of our common stock beneficially owned at [•], 2026 and shares of common stock acquirable within 60 days of that date by (1) each director, (2) each named executive officer, and (3) all directors and executive officers as a group.

Name and Address(1)	Shares of Common Stock Beneficially Owned	% of Shares Beneficially Owned
Directors:
Michael D. Burger (2)	[23,156]	*
Satjiv S. Chahil (3)	[169,687]	[1.3]
Sue Ann R. Hamilton (4)	[72,774]	*
William C. Mulligan (5)	[79,594]	*
John Mutch (6)	[23,574]	*
Rômulo C. Pontual (7)	[60,270]	*
Eric B. Singer (8)	[1,625,631]	[12.6]
Named Executive Officers:
Richard K. Carnifax (9)	[35,620]	*
Paul D. Arling (10)	[612,303]	[4.8]
Wade M. Jenke	—	*
Bryan M. Hackworth (11)	[81,707]	*
Ramzi S. Ammari (12)	[136,928]	[1.1]
David Chong (13)	[59,497]	*
All Directors and Executive Officers as a Group (10 persons) (14)	[2,227,234]	[17.3] %

*	Less than one percent.
(1)

The address for each director and named executive officer listed in this table is c/o Universal Electronics Inc., 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254. To the knowledge of the Company, each stockholder named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that stockholder unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable.

(2)	Includes 18,437 restricted stock units subject to vesting within 60 days.
(3)	Includes 18,437 restricted stock units subject to vesting within 60 days. Also includes 151,250 shares held in the Satjiv Chahil Trust Account as to which Mr. Chahil disclaims beneficial ownership.
(4)

Includes options to purchase 20,000 shares of common stock and 18,437 restricted stock units subject to vesting within 60 days. Also includes 34,337 shares held in the Sue Ann R. Hamilton Trust Account as to which Ms. Hamilton disclaims beneficial ownership.

(5)

Includes 18,437 restricted stock units subject to vesting within 60 days. Also includes 58,667 shares held in The William Mulligan Rev Dec Trust Account as to which Mr. Mulligan disclaims beneficial ownership.

(6)	Includes 18,437 restricted stock units subject to vesting within 60 days.
(7)	Includes options to purchase 20,000 shares of common stock and 18,437 restricted stock units subject to vesting within 60 days.
(8)

Includes 18,437 restricted stock units subject to vesting within 60 days. Also includes [1,544,647] shares held directly by Toro 18 Holdings LLC (“Toro 18”), where Mr. Singer serves as President and Chief Executive Officer, as reported on a Schedule 13D/A filed on April 17, 2025 with the SEC by Toro 18, Immersion Corporation (“Immersion”), the sole member of Toro 18, William C. Martin, the Chief Strategy Officer of Toro 18, and Mr. Singer.

(9)	Includes options to purchase [18,465] shares of common stock and [1,166] restricted stock units subject to vesting within 60 days.
(10)

Mr. Arling’s employment with the Company ended effective May 1, 2025, and on such date, he held 303,005 options, 1,800 shares of the Company’s common stock, 306,498 shares were held by the Arling Family Trust (for which Mr. Arling disclaimed beneficial ownership) and 1,000 shares were held by Mr. Arling’s wife (for which Mr. Arling disclaimed beneficial ownership). For purposes of this table, the Company has assumed that no transactions in the Company’s common stock have occurred since the effective date of Mr. Arling’s separation from the Company.

(11)

Mr. Hackworth’s employment with the Company ended effective September 5, 2025, and on such date, he held 11,200 shares of the Company’s common stock and 70,507 shares were held by the Hackworth Family Trust (for which Mr. Hackworth disclaimed beneficial ownership). For purposes of this table, the Company has assumed that no transactions in the Company’s common stock have occurred since the effective date of Mr. Hackworth’s separation from the Company.

(12)	Includes options to purchase [97,280] shares of common stock and [2,000] restricted stock units subject to vesting within 60 days.
(13)

[Includes options to purchase [19,455] shares of common stock and [1,166] restricted stock units subject to vesting within 60 days.] Mr. Chong’s employment with the Company ended effective December 19, 2025.

(14)	Includes an aggregate of (i) options to purchase [155,745] shares of common stock and (ii) [132,225] restricted stock units which are subject to vesting within 60 days.

Security Ownership of Certain Beneficial Owners

The following table sets forth the information regarding shares of our common stock beneficially owned by persons or groups known to us to be beneficial owners of more than 5% of our common stock outstanding.

Name and Address	Shares of Common Stock Beneficially Owned	% of Shares Beneficially Owned (1)
Toro 18 Holdings LLC and affiliates (2)	1,544,647	[	●]%

(1)	The percent of shares beneficially owned is calculated using the number of shares outstanding as of [●], 2026.
(2)

As reported on Schedule 13D/A as filed on April 17, 2025 with the SEC by Toro 18, Immersion, the sole member of Toro 18, Mr. Martin, the Chief Strategy Officer of Toro 18, and Mr. Singer, the President and Chief Executive Officer of Toro 18, for their holdings as of April 15, 2025. Each of Toro 18, Immersion, Mr. Martin and Mr. Singer have shared voting power and shared dispositive power with respect to 1,544,647 shares of common stock and Mr. Singer has sole voting power and sole dispositive power with respect to 12,407 shares of common stock. The principal business office address for Toro 18, Immersion and Mr. Singer is 2999 N.E. 191st Street, Suite 610, Aventura, FL 33180. The principal business office address for Mr. Martin is c/o Raging Capital Management, LLC, Ten Princeton Avenue, P.O. Box 228, Rocky Hill, New Jersey 08553.

OTHER MATTERS

Stockholder Proposals for the 2027 Annual Meeting

If a stockholder desires to have a proposal included in our proxy statement and form of proxy for the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), the proposal must conform to the requirements of Rule 14a-8 of the Exchange Act and other applicable proxy rules and interpretations of the SEC concerning the submission and content of proposals, must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary, Universal Electronics Inc., 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254 and must be received no later than the close of business on [●], 2026. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. If a stockholder desires to nominate a director for election at the 2027 Annual Meeting, the stockholder must provide written notice at the same address no later than the close of business on [●], 2026, which notice must comply with the requirements of, and be accompanied by all the information required by, Article IV of our Amended and Restated By-laws. In order for a stockholder’s proposal outside the processes of Rule 14a-8 (other than a nomination of director in compliance with the requirements of Amended and Restated By-laws) to be considered timely within the meaning of Rule 14a-4(c)(1) of the Exchange Act, the proposal must be received by us at the same address no later than [●], 2027.

In addition to satisfying the requirements under our Amended and Restated By-laws, if a stockholder intends to comply with the universal proxy rules and to solicit proxies in support of director nominees other than our nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the 2026 Annual Meeting (for the 2027 Annual Meeting, no later than [●], 2027. If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2027 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2027 Annual Meeting is first made.

Other Business

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the 2026 Annual Meeting other than the items referred to in this Proxy Statement. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

UNIVERSAL ELECTRONICS INC.

Universal Electronics Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 21, 1986 under the name Universal Electronics Inc. The most recent Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 2, 1992, as amended by the Certificate of Amendment filed with the Secretary of State of Delaware on March 27, 1992, the Certificate of Amendment filed with the Secretary of State of Delaware on June 2, 1995, and the Certificate of Amendment filed with the Secretary of State of Delaware on July 26, 2000.

2. This amendment to the Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. Article FOURTEENTH of the Restated Certificate of Incorporation of the Corporation as presently in effect is amended and restated to read in its entirety as follows:

“FOURTEENTH. From and after the effective time of this Certificate of Amendment, the directors shall no longer be divided into classes and, commencing with the 2027 annual meeting of stockholders, the classification of the Board of Directors shall cease and all directors shall be elected for terms expiring at the next annual meeting of stockholders. With respect to any director who was previously elected to a term of more than one year and who continues to serve after the effective time of this Certificate of Amendment, including the Class II directors elected at the 2026 annual meeting of stockholders, such director shall serve as a director only until the next annual meeting of stockholders. Each director shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.”

4. This Certificate of Amendment shall become effective upon the filing hereof.

5. All other provisions of the Restated Certificate of Incorporation of the Corporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [•] day of [•], 2026.

UNIVERSAL ELECTRONICS INC.

By:
Ryan Hochgesang
Vice President, General Counsel and Corporate Secretary

A-1

APPENDIX B

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

Restatement Effective Date: [_____]

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

B-i

SECTION 8. OPTIONS	B-14

(a) Option Award Agreement	B-14

(b) Number of Shares	B-15

(c) Exercise Price	B-15

(d) Exercisability and Term	B-15

(e) Exercise of Options	B-15

(f) Withholding Taxes	B-15

(g) No Rights as a Stockholder	B-15

(h) Modification, Extension and Renewal of Options	B-16

(i) Exercise	B-16

(j) Forms of Payment	B-16

(k) Notification upon Disqualifying Disposition	B-17

(l) Restrictions on Transfer of Shares	B-17

SECTION 9. STOCK APPRECIATION RIGHTS	B-17

(a) SAR Award Agreement	B-17

(b) Number of Shares	B-17

(c) Exercise Price	B-17

(d) Exercisability and Term	B-17

(e) Exercise of SARs	B-18

(f) Modification, Extension or Assumption of SARs	B-18

SECTION 10. RESTRICTED STOCK UNITS	B-18

(a) Restricted Stock Unit Award Agreement	B-18

(b) Payment for Awards	B-18

(c) Vesting Conditions and Term	B-19

(d) Voting and Dividend Rights	B-19

(e) Form and Time of Settlement of Restricted Stock Units	B-19

(f) Creditors’ Rights	B-19

SECTION 11. CASH-BASED AWARDS AND STOCK BASED AWARDS	B-20

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

B-ii

SECTION 12. ADJUSTMENT OF SHARES	B-20

(a) Adjustments	B-20

(b) Dissolution or Liquidation	B-21

(c) Effect of Change in Control	B-22

(d) Reservation of Rights	B-22

SECTION 13. DEFERRAL OF AWARDS	B-22

(a) Committee Powers	B-22

(b) General Rules	B-23

SECTION 14. AWARDS UNDER OTHER PLANS	B-23

SECTION 15. PAYMENT OF DIRECTOR FEES IN SECURITIES	B-23

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS	B-24

SECTION 17. TAXES	B-24

(a) Tax Withholding	B-24

(b) Section 409A	B-24

SECTION 18. NONTRANSFERABILITY; BENEFICIARIES	B-25

(a) Nontransferability of Awards	B-25

(b) Designation and Change of Beneficiaries	B-26

SECTION 19. PERFORMANCE BASED AWARDS	B-26

SECTION 20. RECOUPMENT; DETRIMENTAL ACTIVITY	B-26

(a) Recoupment	B-26

(b) Detrimental Activity	B-27

SECTION 21. NO EMPLOYMENT RIGHTS; NO CLAIM TO AWARDS	B-27

(a) No Employment Rights	B-27

(b) No Claim to Awards	B-27

(c) No Requirement of Uniformity	B-27

SECTION 22. DURATION AND AMENDMENTS	B-27

(a) Term of the Plan	B-27

(b) Right to Amend the Plan	B-27

(c) Effect of Termination of the Plan	B-28

(d) Amendment of Award Agreements	B-28

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

B-iii

SECTION 23. AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES	B-28

SECTION 24. MISCELLANEOUS	B-29

(a) Payment	B-29

(b) Governing Law	B-29

(c) Successors And Assigns	B-29

(d) Other Agreements	B-29

(e) Relationship to Other Benefits	B-29

(f) Nonexclusivity of the Plan	B-29

(g) No Trust or Fund Created	B-29

(h) Fractional Shares	B-30

(i) Severability	B-30

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B-iv

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SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Universal Electronics Inc. 2018 Equity and Incentive Compensation Plan is to provide a means through which the Company may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and its Subsidiaries (the “Company Group”) can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders. The Plan amends and restates the 2018 Equity and Incentive Compensation Plan effective as of the Restatement Effective Date.

SECTION 2. DEFINITIONS.

(a)	“Affiliate” means any entity other than a Subsidiary if the Company and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity.

(b)	“Award” means any award of an Option, a SAR, a Restricted Share, a Restricted Stock Unit, an Other Stock-Based Award, or a Cash-Based Award under the Plan.

(c)	“Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d)	“Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.

(e)	“Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.

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(f)

“Cause” means in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or any Subsidiary having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and any member of the Company Group in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), the following with respect to a Participant: (a) the commission of a felony or other crime involving moral turpitude or the commission of any act or omission involving dishonesty, disloyalty or fraud in connection with the performance of his or her duties with respect to the Company or any of its Subsidiaries; (b) any conduct in conjunction with his or her duties which could reasonably be expected to, or which does, cause public disgrace or disrepute or significant economic harm to the Company or any of its Subsidiaries; (c) repeated or continuing failure to perform his or her duties that is not cured to the Company’s reasonable satisfaction within fifteen (15) days after written notice thereof (provided, that, such opportunity to cure shall not be available for repeated or habitual violations); (d) a deliberate act of insubordination or repeated refusal to follow reasonable and lawful instructions of supervisors, including engaging in disruptive conduct to the detriment of the Company or any of its Subsidiaries; (e) gross negligence or willful misconduct in connection with the performance of his or her duties with respect to the Company or any of its Subsidiaries; (f) obtaining any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into by, or on behalf of, the Company or any of its Subsidiaries or a breach of his or her fiduciary duties to the Company or any of its Subsidiaries; (g) violating any material terms of the applicable material policies of the Company or any of its Subsidiaries that is not cured to the Company’s reasonable satisfaction within fifteen (15) days after written notice thereof (provided, that, such opportunity to cure shall not be available for repeated or habitual violations); or (h) any breach of any material provision of a written agreement between the Company or any of its Subsidiaries and the Participant which is not cured to the Company’s reasonable satisfaction within fifteen (15) days after written notice thereof.

(g)	“Change in Control” shall be deemed to occur upon the first to occur of the following:

(i)

Any individual, entity or group (within the meaning of Section 12(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes herein, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company, or (III) any acquisition by any corporation pursuant to a transaction that complies with subsections (iii)(A), (iii)(B) and (iii)(C) of this definition below;

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(ii)

During any period of twelve (12) consecutive months, individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)

Consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination:

(A)

all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,

(B)

no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

(C)

at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

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(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Any other provision of this (g) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public or on account of any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur under the Plan unless the event(s) constituting a Change in Control also constitute a “change in the ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company under Treasury Regulations §1.409A-3(i)(5), or any successor provision.

(h)

“Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)	“Committee” means the Compensation Committee as designated by the Board which is authorized to administer the Plan as described in Section 3 hereof.

(j)	“Company” means Universal Electronics Inc., a Delaware corporation, including any successor thereto.

(k)

“Confidential Information” means any data, information or documentation (including such that is received by third parties) that is competitively sensitive or commercially valuable and not generally known to the public, including data, information or documentation related or pertaining to: (i) finance, supply or service, (ii) customers, suppliers or consumers, including customer lists, relationships and profiles, (iii) marketing or product information, including product planning, marketing strategies, marketing results, marketing forecasts, plans, finance, operations, reports, sales estimates, business plans and internal performance results relating to past, present or future business activities, clients and suppliers, and/or (iv) scientific or technical information, design, process, procedure, formula or improvement, computer software, object code, source code, specifications, inventions or systems information, whether or not patentable or copyrightable, and that is not otherwise a Trade Secret.

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(l)

“Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor (not including service as a member of the Board) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(m)

“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization, subject to compliance with applicable tax and securities laws.

(n)

“Detrimental Activity” means any of the following: (i) unauthorized use, disclosure or dissemination of Confidential Information or Trade Secrets pertaining to the business of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with any member of the Company Group for Cause; or (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group; provided, however, that the activity described under clause (i) of this definition does not apply to (1) any Confidential Information which has become generally known to competitors of any member of the Company Group through no act or omission by the Participant or (2) a Participant’s communications that are required by law or judicial process (e.g., subpoena). Further, this definition does not preclude a Participant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided, that, in each case, such communications and disclosures are consistent with applicable law and provided, further, that under no circumstance is the Participant authorized to disclose any information covered by the Company Group’s attorney-client privilege or attorney work product or Trade Secrets without prior written consent of the Board or its designee.

(o)

“Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code, or in the case of a Participant outside the United States, such other definition as determined by the Committee for purposes of the Plan taking into consideration the provisions of applicable law.

(p)	“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

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(q)

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended. Reference in the Plan to any section of the Exchange Act shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(r)

“Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Option Award Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(s)	“Fair Market Value” with respect to a Share means the market price of one Share determined by the Committee as follows:

(i)

If the Stock was traded on any established stock exchange (such as The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market or the New York Stock Exchange) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system;

(ii)

If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

The determination of fair market value for purposes of tax withholding may be made in the Committee’s discretion subject to applicable law and is not required to be consistent with the determination of Fair Market Value for other purposes.

For any date that is not a trading day, the Fair Market Value of a share of Stock for such date shall be determined under clauses (i) and (ii) above with reference to the immediately preceding trading day. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons and shall be consistent with the rules of Section 409A and Section 422 of the Code to the extent applicable.

(t)

“ISO” means an Option intended to be an “incentive stock option” described in Section 422 of the Code. Each Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the Date of Grant, it is expressly designated as an ISO in the applicable Option Award Agreement.

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(u)

“Mature Shares” means Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a withholding obligation of the Participant.

(v)	“Non-Employee Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(w)	“Nonstatutory Option” or “NSO” means an Option that is not an ISO.

(x)	“Option” means an option entitling the holder to acquire Shares upon payment of the exercise price and may be subject to the satisfaction of performance or other vesting conditions.

(y)

“Other Stock-Based Award” means an Award other than an Option, a SAR, a Restricted Share, a Restricted Stock Unit that is convertible into or otherwise based on Shares and may be subject to the satisfaction of performance or other vesting conditions.

(z)

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(aa)	“Participant” means a person who holds an Award.

(bb)	“Plan” means this Amended and Restated 2018 Equity and Incentive Compensation Plan of Universal Electronics Inc., as amended from time to time.

(cc)

“Prior Plan” means each of the Universal Electronics Inc. 2014 Stock Incentive Plan, the Universal Electronics Inc. 2010 Stock Incentive Plan, the Universal Electronics Inc. 2006 Stock Incentive Plan, the Universal Electronics Inc. 2003 Stock Incentive Plan, and the Universal Electronics Inc. 1999A Nonqualified Stock Plan (collectively, the “Prior Plans”).

(dd)	“Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option or SAR), as specified by the Committee.

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(ee)

“Restricted Share” means a Share subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied awarded under the Plan.

(ff)

“Restricted Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash measured by the value of a Share on a future date) and may be subject to the satisfaction of performance or other vesting conditions.

(gg)

“SAR” means a right entitling the holder upon exercise to receive an amount (payable in cash or in Stock of equivalent value) equal to the excess of the Fair Market Value of the Stock subject to the right over the Exercise Price from which appreciation under the SAR is to be measured.

(hh)	“Section 409A” means Section 409A of the Code.

(ii)	“Securities Act” means the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

(jj)

“Service” means service as an Employee, Consultant or Non-Employee Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Unless determined otherwise by the Committee: (i) neither a bona fide leave of absence due to illness, vacation or such other leave that was approved by the Company in writing, nor a transfer from employment or service with the Company to employment or service with a Subsidiary or an Affiliate, shall be considered a termination of Service; and (ii) if a Participant’s employment with a member of the Company Group terminates, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not considered a termination of Service. For purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. For the avoidance of doubt, the Committee determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan. Unless a different treatment is approved by the Committee, vesting will be adjusted pro-rata for any approved reductions in work hours (for example, from full-time to part-time) other than due to an approved leave of absence as discussed in the prior sentence (i.e., the portion of the award vesting on each vesting date is reduced pro-rata based on the reduction in hours worked).

(kk)	“Share” means one share of Stock as adjusted in accordance with Section 12 (if applicable).

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(ll)	“Stock” means the Common Stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(mm)

“Subsidiary” means any corporation, company or other entity, if the Company owns and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the Code.

(nn)

“Trade Secrets” means without limitation, (i) any data or information that is competitively sensitive or commercially valuable and not generally known to the public and (ii) any scientific or technical information, design, process, procedure, formula or improvement, computer software, object code, source code, specification, invention or systems information, whether or not patentable or copyrightable; provided, that, this definition of Trade Secrets shall have the broadest meaning as permitted by law and shall extend beyond the definition of “trade secrets” as set forth in the Delaware Uniform Trade Secrets Act.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Board or by a Committee acting appointed by the Board. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements of the Nasdaq Stock Market or the New York Stock Exchange or as applicable, and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b) Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, grant Awards under the Plan and determine all terms of such grants, in each case with respect to all Employees, Consultants and Non-Employee Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board or the Committee may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board or the Committee shall specify the total number of Awards that such officers may so award.

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(c) Committee Responsibilities. Subject to the provisions of the Plan and applicable law, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend, or rescind rules, procedures, and forms relating to the Plan;

(iii)	To adopt, amend, or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Participants to whom Awards are to be granted;

(vii)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)

To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as an NSO, and to specify the provisions of the agreement relating to such Award;

(ix)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any Award;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

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(xiii)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(xiv)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation in or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that such member of the Committee has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

(d) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(e) Limitation of Liability. No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.

SECTION 4. ELIGIBILITY.

(a) General Rule. The Committee will select Participants from among Employees, Consultants and Non-Employee Directors. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 4(a) who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 4(a) who are providing direct services on the Date of Grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the United States Treasury Regulations.

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(b) Ten-Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code. For purposes of this subsection, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries. As used in this subsection, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include Shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed (i) 3,475,000, plus (ii) the number of Shares underlying any award granted under any of the Prior Plans that expires, terminates or is canceled or forfeited for any reason whatsoever or settled in cash (in whole or in part) or is unearned (in whole or in part) under the terms of the applicable Prior Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12.

(b) Share Counting. Shares used to pay the required Exercise Price of an Option or SAR, Shares not issued in connection with settlement of an Option or SAR, Shares that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an Option, and Shares that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. If a Participant elects to give up the right to receive compensation in exchange for Shares based on Fair Market Value, such Shares will be available again for Awards under the Plan. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash (in whole or in part) or are unearned (in whole or in part) are available again for Awards under the Plan.

(c) Limit on Incentive Stock Options. Notwithstanding the foregoing and subject to subject to adjustment pursuant to Section 12, the Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed 3,475,000 Shares, but nothing in this Section 5(c) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan.

(d) Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution, or replacement of stock options, stock appreciation rights, stock units, or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution, or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan.

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(e) Source of Shares. The Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

SECTION 6. LIMITATIONS AND MINIMUM REQUIREMENTS.

(a) Non-Employee Director Compensation Limit. The maximum number of Shares subject to Awards granted under the Plan during any one calendar year to any Non-Employee Director taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board (other than the calendar year in which an Non-Employee Director commences service on the Board), will not exceed five hundred thousand dollars ($500,000) in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(b) Minimum Vesting Requirement. Notwithstanding any other provision of the Plan (outside of this Section 6(b)) to the contrary, Awards granted under the Plan (other than Cash-Based Awards) shall vest no earlier than the first anniversary of the applicable Date of Grant; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) awards granted in connection with awards that are assumed, converted or substituted pursuant to Section 5(d) of the Plan; (ii) Shares delivered in lieu of fully vested cash obligations; (iii) awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the applicable Date of Grant and the next annual meeting of the Company’s stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting of the stockholders; and (iv) additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5(a) (subject to adjustment under Section 12). Nothing in this Section 6(b), however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under the Plan upon certain events, including, without limitation, in connection with or following a Participant’s death, disability, or a Change in Control, or (y) exercising its authority under Section 13(b) at any time following the grant of an award.

(c) Restriction on Acceleration Following Grant. Following the Date of Grant of an Award, the Committee shall not accelerate the vesting or exercisability of all or any portion of an Award, in cases other than (i) in connection with a Change in Control or a Participant’s death or disability, (ii) circumstances explicitly provided under the terms of an Award Agreement, (iii) circumstances explicitly provided under the terms of an employment or service agreement with a Participant.

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SECTION 7. RESTRICTED SHARES.

(a) Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services, and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, any dividends and other distributions shall be paid or distributed to the holder in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends or distributions, only if, when and to the extent such unvested Restricted Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Restricted Shares that do not vest shall be forfeited. At the Committee’s discretion, the Restricted Share Award Agreement may require that the holder of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions as the Award with respect to which the dividend was paid. Any entitlement to dividends and other distributions will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A to the extent applicable to the Participant.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal, or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. OPTIONS.

(a) Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan. All Options granted under the Plan shall be NSOs unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. The provisions of the various Option Award Agreements entered into under the Plan need not be identical.

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(b) Number of Shares. Each Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each Option Award Agreement shall specify the Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant (one hundred and ten percent (110%) for ISOs granted to Employees described in Section 4(b)), and the Exercise Price of an NSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant. Subject to the foregoing in this Section 8(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Exercisability and Term. Each Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Option Award Agreement shall also specify the term of the Option; provided that the term of an option shall in no event exceed ten (10) years from the Date of Grant (five (5) years for ISOs granted to Employees described in Section 4(b)). An Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(d), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(e) Exercise of Options. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(f) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(g) No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option, including, without limitation, with respect to voting rights and dividends, until the date of the issuance of a stock certificate or other evidence of ownership for such Shares or until the Participant’s ownership of such Shares shall have been entered into the books of the registrar in the case of uncertificated stock. No adjustments shall be made, except as provided in Section 12.

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(h) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash; provided however that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding Options to reduce the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair the Participant’s rights or obligations under such Option; provided, however, that an amendment or modification that may cause an ISO to become an NSO, and any amendment or modification that is required to comply with Section 409A or the rules applicable to ISOs, as determined in the sole discretion of the Committee, shall not be treated as materially impairing the rights or obligations of the Participant.

(i) Exercise. No Shares shall be delivered pursuant to any Option until the Option is exercised pursuant to the terms set forth in the Option Award Agreement and payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company (or such other member of the Company Group employing or engaging the Services of the Participant, as applicable) an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

(j) Forms of Payment. Unless otherwise provided in the Option Award Agreement, the Exercise Price of an Option shall be payable (i) in cash, check, cash equivalent and/or Mature Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Mature Shares to the Company; provided that the Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes; (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Shares at such time, by means of a broker- assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares for which the Option was exercised. Any fractional Shares shall be settled in cash. Notwithstanding anything herein or in an Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

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(k) Notification upon Disqualifying Disposition. Each Participant shall notify the Company in writing immediately after such Participant makes a disqualifying disposition of any Shares acquired pursuant to the exercise of an ISO under the Plan. A disqualifying disposition is any disposition (including, without limitation, any sale) of Shares issued upon exercise of an ISO before the later of (A) two (2) years after the Date of Grant of the ISO or (B) one (1) year after the date of exercise of the ISO. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence.

(l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the Exercise Price of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d) Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR provided that the term of the SAR shall in no event exceed ten (10) years from the Date of Grant. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option.

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(e) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after the Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine, less an amount the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. Notwithstanding the foregoing, if on the expiration date of the SAR, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(f) Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash; provided however that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding SARs to reduce the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such SARs, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair the Participant’s rights or obligations under such SAR; provided, however, that an amendment or modification that is required to comply with Section 409A, as determined in the sole discretion of the Committee, shall not be treated as materially impairing the rights or obligations of the Participant.

SECTION 10. RESTRICTED STOCK UNITS.

(a) Restricted Stock Unit Award Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Award Agreement between the Participant and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

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(c) Vesting Conditions and Term. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Award Agreement. A Restricted Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement, or other events.

(d) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right, if awarded, entitles the holder to be credited with an amount equal to all dividends or other distributions paid on one Share while the Restricted Stock Unit is outstanding. Settlement of dividend equivalents may be made, at the sole discretion of the Committee, in the form of cash, Shares having a Fair Market Value equal to the amount of such dividends, or in a combination of both. Dividend equivalents may also be converted into additional Restricted Stock Units at the Committee’s discretion. Dividend equivalents shall not be distributed prior to settlement of the Restricted Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Restricted Stock Units that do not vest shall be forfeited. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A to the extent applicable to the Participant.

(e) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. If a cash payment is made in lieu of delivering Shares in settlement of vested Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Stock Units vest, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. A Restricted Stock Unit Award Agreement may provide that vested Restricted Stock Units may be settled in a lump sum or in installments. A Restricted Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A, to the extent applicable. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company subject to the terms and conditions of the applicable Restricted Stock Unit Award Agreement.

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SECTION 11. CASH-BASED AWARDS AND STOCK BASED AWARDS.

The Committee may, in its sole discretion, grant Cash-Based Awards and Other Stock-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award or Other Stock-Based Awards, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award or Other Stock-Based Awards shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula, or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award or Other Stock-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.

SECTION 12. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence that affects the Shares, or unusual or nonrecurring events (including, without limitation, a Change in Control) affecting any member of the Company Group, or the financial statements of any member of the Company Group, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following (in each case without the Participant’s consent):

(i)

Adjusting (1) the class(es) and number of securities available for future Awards and the limitations set forth under Section 5; (2) the class(es) and number of securities (or number and kind of other securities or other property) covered by each outstanding Award; (3) any performance requirements applicable to each outstanding Award; and (4) the Exercise Price under each outstanding Option and SAR; and

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(ii)

Subject to any limitations or reductions as may be necessary to comply with Section 409A, cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor) or, in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards prior to cancellation, or the underlying shares in respect thereof;

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in ISOs under this Section 12 (other than any cancellation of ISOs) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (x) represent and warrant as to the unencumbered title to the Participant’s Awards, (y) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A, and (z) deliver customary transfer documentation as reasonably determined by the Committee.

Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. Any actions hereunder will comply with, or be exempt from, Section 409A to the extent determined by the Committee to be reasonably practicable. The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

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(c) Effect of Change in Control. Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee shall take the following actions with respect to all outstanding Awards:

(i)	Options and SARs shall become exercisable immediately prior to the Change in Control;

(ii)	Awards of Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash-Based Awards shall become fully vested immediately prior to the Change in Control;

(iii)

Any performance criteria applicable to an Award will be deemed satisfied at (A) for stock price goals, the actual level of performance and (B) for all other performance goals, the target level of performance; and

(iv)	Awards previously deferred shall be settled in full as soon as practicable, to the extent permitted under Section 409A.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Shares subject to their Awards.

(d) Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of Shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of Shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. In the event of any potential change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.

SECTION 13. DEFERRAL OF AWARDS.

(a) Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:

(i)

Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Restricted Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

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(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Restricted Stock Units; or

(iii)

Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Restricted Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books.

Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures, and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR FEES IN SECURITIES.

The Board, in its discretion, may permit each Non-Employee Director to elect to receive his or her annual cash retainer payments and/or meeting fees from the Company in the form of NSOs, SARs, Restricted Shares, Restricted Stock Units, or a combination thereof. In addition, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares, and Restricted Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form. The number of NSOs, SARs, Restricted Shares, or Restricted Stock Units to be granted to a Non-Employee Director in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares, or Restricted Stock Units shall also be determined by the Board. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

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SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, United States state securities laws and regulations, the regulations of any stock exchange on which the Company’s securities may then be listed and any foreign securities, exchange control or other applicable laws, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 17. TAXES.

(a) Tax Withholding. A Participant shall be required to pay to any member of the Company Group, and any member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award, a number of Shares with a Fair Market Value equal to such withholding liability; provided, that, with respect to Shares withheld pursuant to clause (B), the number of such Shares may not have a Fair Market Value greater than the maximum required statutory withholding liability. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six (6) months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

SECTION 18. NONTRANSFERABILITY; BENEFICIARIES.

(a)Nontransferability of Awards. Each Award shall be exercisable only by the Participant granted the Award during such Participant’s lifetime, or, if permissible under applicable law, by such Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(i)

Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than ISOs) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Committee in its sole discretion, or (2) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that, the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(ii)

The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, any member of the Company Group under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(b) Designation and Change of Beneficiaries. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, their estate.

SECTION 19. PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retained, and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

SECTION 20. RECOUPMENT; DETRIMENTAL ACTIVITY.

(a) Recoupment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) the Universal Electronics Inc. Compensation Recoupment Policy, effective November 2023 (as may be amended from time to time), and any other clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (2) applicable law, whether such policy or law becomes effective prior to or following the Effective Date or the Date of Grant of an Award. Furthermore, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company. By accepting an Award under the Plan, a Participant shall thereby be deemed to have acknowledged and consented to the Company’s application, implementation and enforcement of any clawback, forfeiture or other similar policy adopted by the Board or the Committee, whether adopted prior to or following the Date of Grant of the Award, and any provision of applicable law relating to reduction cancellation, forfeiture or recoupment, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action. No recovery of compensation under any clawback policy or this Section 20 will constitute an event giving rise to a Participant’s right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Subsidiaries or Affiliates.

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AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(b) Detrimental Activity. Notwithstanding anything to the contrary contained herein or in any Award Agreement, subject to compliance with applicable law, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for (1) cancellation of any or all of such Participant’s outstanding Awards, and/or (2) forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and to repay any such gain to promptly to the Company.

SECTION 21. NO EMPLOYMENT RIGHTS; NO CLAIM TO AWARDS.

(a) No Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained by or to remain in Service with any member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. Any member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement.

(b) No Claim to Awards. No Employee, Consultant, Non-Employee Director or any other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award.

(c) No Requirement of Uniformity. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

SECTION 22. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan was initially adopted by the Board of Directors on April 24, 2018 and approved by the stockholders of the Company on June 4, 2018 (the “Effective Date”) and was most recently amended and restated by the Board of Directors on March 26, 2026 and approved by the stockholders of the Company on [_________] (the “Restatement Effective Date”). The Plan shall terminate at the earliest of (a) termination of the Plan by the Board, or (b) ten (10) years following the Restatement Effective Date. No ISOs may be granted after the tenth anniversary of the Restatement Effective Date.

(b) Right to Amend the Plan. The Board may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment except with consent of the Participant; provided, however, that an amendment or modification that is required to comply with Section 409A, as determined in the sole discretion of the Committee, shall not be treated as materially impairing the rights or obligations of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(c) Effect of Termination of the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

(d) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 12, (i) no amendment or modification may reduce the Exercise Price of any Option or any SAR, (ii) the Committee may not cancel any outstanding Option or SAR when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.

SECTION 23. AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES.

Notwithstanding any provision of the Plan to the contrary, to comply with the laws in countries outside the United States in which the Company and its Subsidiaries and Affiliates operate or in which Participants work or reside, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Participants outside the United States will be eligible to participate in the Plan; (b) modify the terms and conditions of any Award granted to Participants outside the United States; (c) establish sub-plans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries and Affiliates or Participants in particular locations; provided that no such sub-plans and/or modifications shall take precedence over Section 3 of the Plan or otherwise require stockholder approval; (d) take any action, before or after an Award is granted, that it deems advisable to obtain approval or to facilitate compliance with any necessary local governmental regulatory exemptions or approvals and (e) impose conditions on the exercise, vesting, or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, Disability, retirement or other termination of employment, available methods of exercise or settlement of an Award, payment of income tax, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to a Participant, the withholding procedures and handling of any Stock certificates or other indicia of ownership.

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

SECTION 24. MISCELLANEOUS.

(a) Payment. No Shares shall be delivered pursuant to any Award until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company (or such other member of the Company Group employing or engaging the Services of the Participant, as applicable) an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld..

(b) Governing Law. The Plan and each Award Agreement and all disputes or controversies arising out of or relating thereto shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without application of the conflicts of law principles thereof.

(c) Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

(d) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(e) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(f) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(h) Fractional Shares. Unless otherwise provided in an Award Agreement, an Employment Agreement or otherwise by the Committee, any fractional shares due on exercise or payment in respect of an Award shall be settled in cash.

(i) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect. Notwithstanding anything in the Plan or any Award or Award Agreement to the contrary, nothing in the Plan or in any Award or Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

UNIVERSAL ELECTRONICS INC.

AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION, DATED MARCH 26, 2026 Universal Electronics Inc. Annual Meeting of Stockholders For stockholders of record as of [ ], 2026 [ ], 2026 [A/P].M., Pacific Time Corporate Office, 15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254 Internet: www.proxypush.com/UEIC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-612-4321 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: [ ] This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Richard K. Carnifax, Ryan Hochgesang and Wade M. Jenke (collectively, the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Universal Electronics Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Universal Electronics Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF THE LISTED NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 & 5 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR WITHHOLD 1. To elect each of the following Class II directors to serve on the Company’s Board of Directors until the annual meeting of stockholders to be held in 2028 or until their respective successors are elected and qualified. 1.01 Michael D. Burger 1.02 Satjiv S. Chahil 1.03 Sue Ann R. Hamilton 1.04 John Mutch 1.05 Eric B. Singer FOR AGAINST ABSTAIN 2. To adopt and approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to declassify the Company’s Board of Directors. 3. To adopt and approve the amendment and restatement of the Amended and Restated 2018 Equity and Incentive Compensation Plan (a) to increase the number of shares of common stock available for issuance thereunder by 375,000 shares, (b) to extend the term thereof, and (c) to incorporate other amendments thereto consistent with current compensation and governance best practices 4. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. 5. To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2026. FOR FOR FOR FOR FOR FOR FOR FOR FOR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date